                             CONCEPTS II BUILDING



                                LEASE AGREEMENT

                                    between

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
             as Trustee under Trust Agreement dated May 15, 1994,
                      and known as Trust Number MP-012430

                                   LANDLORD



                                      and



                        ALLSCRIPS PHARMACEUTICALS, INC.

                                    TENANT

                               LEASE SUMMARY SHEET

DATE OF LEASE:                      October 15, 1996

TENANT:                             Allscrips Pharmaceuticals, Inc.

LEASED PREMISES:                    Concepts II
                                    2441 Commerce Drive
                                    Libertyville, Illinois 60061
                                    Rentable Square Feet - 61,266
                                    square feet

COMMENCEMENT DATE:                  April 1, 1997

TERMINATION DATE:                   June 30, 2004

FIXED RENT:                         For Entire Term:  $3,628,587.18
                                    87 Monthly Payments As Follows:
                                             4/1/97 to 3/31/98      $38,546.53
                                             4/1/98 to 3/31/99      $39,510.20
                                             4/1/99 to 3/31/00      $40,497.96
                                             4/1/00 to 3/31/01      $41,510.41
                                             4/1/01 to 3/31/02      $42,548.17
                                             4/1/02 to 3/31/03      $43,611.88
                                             4/1/03 to 3/31/04      $44,702.18
                                             4/1/04 to 6/30/04      $45,819.74

TAXES & OPERATING EXPENSES:         Tenant shall pay on a prorata share -
                                    76.85%

ELECTRICITY AND GAS FOR
     HVAC:                          Separately Metered to Tenant

ELECTRICITY FOR LIGHTING AND
     OUTLETS:                       Separately Metered to Tenant

PERMITTED USES:                     Warehousing, Industrial and Office Uses

SECURITY DEPOSIT:                   Letter of Credit in the amount of $500,000,
                                    reducing $100,000 per year, or
                                    eliminated under certain
                                    circumstances.

TENANT IMPROVEMENTS:                Landlord will provide an allowance of
                                    $650,000

THE LEASE SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY. IN THE EVENT ANY INFORMATION ON THE LEASE SUMMARY IS IN CONFLICT WITH ANY PROVISION IN THE LEASE AGREEMENT, THE LEASE AGREEMENT SHALL PREVAIL.

                                TABLE OF ARTICLES
                                -----------------

                  ARTICLE                                         PAGE NUMBER
                  -------                                         -----------

I        Leasing Covenant and Term                                     1

II       Fixed Rent                                                    1

III      Additional Rent                                               2

IV       Construction and Acceptance of
              Leased Premises                                          5

V        Use of Leased Premises                                        9

VI       Services                                                      10

VII      Signs                                                         11

VIII     Tenant Covenants                                              12

IX       Landlord Indemnification                                      16

X        Landlord's Mortgage                                           16

XI       Rights Reserved to Landlord                                   17

XII      Damage by Fire or Other Casualty                              18

XIII     Eminent Domain                                                19

XIV      Assignment and Subletting                                     19

XV       Remedies                                                      20

XVI      Surrender of Possession                                       23

XVII     Notices                                                       23

XVIII    Americans with Disabilities Act                               24

XIX      General                                                       25

XX       Dispute Resolution                                            26

XXI      Right of First Refusal                                        27

XXII     Option to Renew                                               28

XXIII    Security Letter of Credit                                     29

XXIV     Trustee's Authority and Exculpatory                           30

                           TABLE OF ATTACHED EXHIBITS
                           --------------------------


Exhibit A - Legal Description

Exhibit B - Site Plan

Exhibit C - Tenant Plans

Exhibit D - Contract Prices and Estimates

Exhibit E - Protective Covenants

Exhibit F - Estoppel Certificate

                                LEASE AGREEMENT
                                ---------------

THIS LEASE AGREEMENT, referred to hereinafter as LEASE, is made and entered into this 15th day of October 1996, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust Agreement dated May 15, 1994, and known as Trust Number MP-012430, hereinafter called LANDLORD, and ALLSCRIPS PHARMACEUTICALS, INC., an Illinois Corporation, hereinafter called TENANT.

WHEREAS, Landlord is the owner of a certain tract of land, hereinafter referred to as the SITE, and legally described in Exhibit A which is made a part hereof. The Site is currently improved with a single story industrial building totaling approximately 79,715 square feet (referred to hereinafter as the BUILDING) as outlined in the Site Plan attached hereto and identified as Exhibit B which is made a part hereof. The Building is commonly known as Concepts II, and has a common address of 2401 Commerce Drive, Libertyville, Illinois 60061, and is located in the industrial park known as Lincoln Commerce Center.

                                   ARTICLE I
                           LEASING COVENANT AND TERM
                           -------------------------

Landlord does hereby lease and demise to Tenant, and Tenant accepts from Landlord, the premises, hereinafter referred to as LEASED PREMISES, as highlighted on the Site Plan (Exhibit B), in the Building, said Leased Premises containing 61,266 square feet, hereinafter referred to as RENTABLE SQUARE FEET, for a term of eighty-seven (87) months commencing on April 1, 1997, hereinafter referred to as the COMMENCEMENT DATE, and unless sooner terminated as hereinafter provided, shall end on June 30, 2004, hereinafter referred to as the TERMINATION DATE. The eighty seven (87) month period of occupancy of the Leased Premises by the Tenant is hereinafter referred to as the TERM.

                                   ARTICLE II
                                   FIXED RENT
                                   ----------

Subject to the terms and conditions of the Lease and in consideration hereof, Tenant agrees to pay the Landlord a fixed rent of Three Million, Six Hundred Twenty Eight Thousand, Five Hundred Eighty Seven and 18/100 Dollars ($3,628,587.18), hereinafter referred to as FIXED RENT, in eighty seven (87) monthly installments payable in advance on the first day of each month as follows:

         A. For the Twelve (12) month period from April 1, 1997 to March 31, 1998 inclusive - Twelve (12) monthly installments of Thirty-Eight Thousand Five Hundred and Forty Six and 53/100 Dollars ($38,546.53) ($7.55 per square foot);

         B. For the Twelve (12) month period from April 1, 1998 to March 31, 1999 inclusive - Twelve (12) monthly installments of Thirty-Nine Thousand Five Hundred and Ten and 20/100 Dollars ($39,510.20) ($7.739 per square foot);

         C. For the Twelve (12) month period from April 1, 1999 to March 31, 2000 inclusive - Twelve (12) monthly installments of Forty Thousand Four Hundred and Ninety-Seven and 96/100 Dollars ($40,497.96) ($7.932 per square foot);

         D. For the Twelve (12) month period from April 1, 2000 to March 31, 2001 inclusive - Twelve (12) monthly installments of Forty One Thousand Five Hundred and Ten and 41/100 Dollars ($41,510.41) ($8.13 per square foot);

         E. For the Twelve (12) month period from April 1, 2001 to March 31, 2002 inclusive - Twelve (12) monthly installments of Forty-Two Thousand Five Hundred and Forty-Eight and 17/100 Dollars ($42,548.17) ($8.334 per square foot);

         F. For the Twelve (12) month period from April 1, 2002 to March 31, 2003 inclusive - Twelve (12) monthly installments of Forty-Three Thousand Six Hundred and Eleven and 88/100 Dollars ($43,611.88) ($8.542 per square foot);

         G. For the Twelve (12) month period from April 1, 2003 to March 31, 2004 inclusive - Twelve (12) monthly installments of Forty-Four Thousand Seven Hundred and Two and 18/100 Dollars ($44,702.18) ($8.756 per square foot); and

         H. For the Three (3) month period from April 1, 2004 to June 30, 2004 inclusive - Three (3) monthly installments of Forty-Five Thousand Eight Hundred and Nineteen and 74/100 Dollars ($45,819.74) ($8.975 per square foot).

Fixed Rent and Additional Rent (as hereinafter defined) and/or other payments reserved and required under the Lease are collectively referred to as the RENTAL. Unless as otherwise specifically provided or hereafter otherwise designated, all monthly installments of Rental shall be paid in advance on the first day of each and every calendar month of the Term to Landlord's agent, Lincoln Atrium Management Company, 135 E. Algonquin Road, Arlington Heights, Illinois 60005 (hereinafter referred to as LAMCO), or to such other agent or at such other place as Landlord may from time to time hereafter designate in writing. All Rental shall be paid by Tenant to Landlord without notice or demand, and without abatement, deduction, counterclaim or set off of any kind.

                                   ARTICLE III
                                 ADDITIONAL RENT
                                 ---------------

It is mutually understood that the Fixed Rent does not include therein a provision for the payment of taxes (as hereinafter defined and referred to as TAXES) on the Building, nor does it include therein a provision for the payment of materials, costs, expenses, and services incurred in the operation and maintenance of the Building (as hereinafter defined and referred to as OPERATING EXPENSES). Starting on the Commencement Date, Tenant agrees to pay to Landlord seventy-six point eighty-five percent (76.85%), (which percentage is hereinafter referred to as the TENANT'S PRORATA SHARE and is calculated by dividing the Rentable Square Feet by 79,715, the total square feet of the Building) of the total Taxes and Operating Expenses (hereinafter collectively referred to as ADDITIONAL RENT) of the Building in addition to the Fixed Rent, as more fully provided for hereinafter:

         A. Taxes are defined as those taxes levied or assessed against the Building by any lawful authority for each calendar year of the Term, regardless of whether or not the amount assessed or levied is payable in that year or in a subsequent year. Specifically, Taxes shall mean all taxes and assessments, of every kind and nature, special or otherwise, including without limitation, general real property taxes, personal property taxes imposed upon fixtures, machinery, apparatus systems and appurtenances in, upon, or used in connection with the Building or the operation thereof, sewer rents, water rents, special assessments, transit taxes, any tax or excise on Rental, or any other tax (however described) on account of Rental received for use and occupancy of any or all of the Building, whether such Taxes are imposed by the United States, the State of Illinois, the County of Lake, the Village of Libertyville (hereinafter referred to as the VILLAGE), or any other governmental authority or agency or political subdivision. There shall also be included in Taxes all fees and costs including, without limitation, attorney's fees paid or incurred by Landlord in seeking to obtain a reduction of or a limit on an increase in Taxes, and objecting to or defending against the levy of same. If at any time during the Term the method of taxation then prevailing shall be altered so that any tax, assessment, levy, imposition, or charge or any part thereof, shall be imposed upon Landlord (or upon the beneficiaries of Landlord) in place, or partly in place, of any such Taxes or increase therein heretofore described in this subparagraph and/or the same shall be measured by or be based in whole or in part upon the Building or the Rental or other income therefrom, then all such taxes, assessments, impositions, levies, or charges or part thereof shall be included in Taxes, to the extent that such items would be payable if the building were the only property and/or income of Landlord (or the only property and/or income of the beneficiaries of Landlord) subject thereto. Taxes shall not include any Federal, State or local municipal income taxes, capital stock taxes, or estate or inheritance taxes, other than as specifically provided for above, or penalties or interest on the late payment of installments of Taxes. From time to time, the Landlord, in its reasonable discretion, shall take all reasonable and proper steps and procedures to minimize Taxes, including, but not limited to, the contesting of or objecting to increases of the determination of the fair market value of the Building by the Lake County Assessor for real estate tax purposes and the objecting to the tax rate imposed by the taxing authorities. The Landlord does not warrant that any such steps or procedures will result in the reduction or minimization of Taxes.

         B. Operating Expenses are defined as all expenses and costs incurred by or paid on behalf of the Landlord and which, in accordance with generally accepted accounting practice as applied to the operation, repair, management, and maintenance of an office/industrial/warehouse building in the Lake County, Illinois area, are properly charged, expensed or amortized to such ownership, operation, management, and maintenance of the Building, including without limitation, the cost of window washing, repairs and maintenance, parking lot and common area cleaning, insurance, landscaping, snow removal, janitorial services, common area lighting, parking lot lighting, heating and air conditioning of common areas, security services, pest control, management fees, office expenses, service and/or lease contracts on equipment used in common in the Building, and professional fees. Operating Expenses shall not include: (a) interest and principal payments on mortgages and other debt service and ground lease payments;
         (b) franchise or income taxes imposed upon Landlord or Taxes charged to the Building as provided in subparagraph A above; (c) the cost or fees for any lease, work, or service performed in any instance for an individual tenant and not for all tenants in common; (d) capital improvements and replacements; (e) leasing commissions and costs incident thereto; (f) attorneys fees and costs connected with ownership and organization of the Landlord and not strictly related to the operation of the Building; (g) costs for services sold to tenants and for which Landlord is entitled or would ordinarily be entitled to be reimbursed directly by tenants and not chargeable to all tenants as Operating Expenses; (h) depreciation and amortization, except as allowed pursuant to above or on equipment and installations charged to tenants as Operating Expenses; (i) fees or other compensation paid to affiliates of Landlord for services to the Building, to the extent that the costs of such services exceed competitive costs of services of equal quality and quantity were they not so rendered by an affiliate;
         (j) advertising and promotion expenses; (k) wages, salaries, or other compensation paid to any executive employees above the grade of Building Manager; (l) expenses directly caused by the intentional violation by Landlord of any lease pertaining to the Building; (m) legal fees in enforcing leases of other tenants; and (n) costs occasioned by fire, windstorm, or other casualty or for any other reason, which costs are reimbursed to

         Landlord by insurers, other parties, or by governmental authorities in eminent domain.

         C. Operating Expenses and Taxes, provided for herein, shall be payable by Tenant to Landlord in monthly installments of 1/12th of the total amount due or estimated to be due from the Tenant in any one calendar year. Starting on the Commencement Date, the Landlord estimates the Tenant's obligation for Operating Costs and Taxes will be Seven Thousand Six Hundred and Eighty-Five and 08/100 Dollars ($7685.08) per month.

         D. On the commencement of each subsequent calendar year of the Term, the Tenant shall continue to pay the monthly installment of Taxes and Operating Costs paid in the previous year, until the Landlord delivers to the Tenant a written statement, certified to be true and correct by the Landlord, hereinafter referred to as the ANNUAL STATEMENT, indicating, among other items, in reasonable detail the previous calendar year's total Taxes and Operating Costs. The Landlord will endeavor to supply the Annual Statement to the Tenant by July 1st of each calendar year. Based upon the Annual Statement, the Tenant may be required to pay an additional sum, if the total of the monthly deposits for Taxes and Operating Costs received from the Tenant by the Landlord in the previous calendar year was less than the actual Taxes and Operating Costs attributable to the Tenant as set forth in the Annual Statement. Said additional sum (considered within the definition of Additional Rent) shall be due from the Tenant within thirty (30) days after the mailing of the Annual Statement to the Tenant. In the event the monthly deposits paid by the Tenant in the previous calendar year for Taxes and Operating Costs were more than Tenant's actual obligation, as set forth in the Annual Statement, Tenant shall be entitled to a refund, which shall be applied to the succeeding month's Rental to the extent of said overpayment, or if the Lease has expired, then the amount of said refund shall be paid by the Landlord to the Tenant within ten (10) days of the mailing of the Annual Statement, assuming there are no sums due from the Tenant to the Landlord, or if there are any sums due from the Tenant to the Landlord, then such amount shall be applied to the payment of such sums.

         E. The Annual Statement may further provide for an increase or decrease of the amount of the monthly installment due from the Tenant to the Landlord for Taxes and Operating Costs, should the Taxes and Operating Costs of the previous calendar year have either increased or decreased. In the event the Landlord increases the monthly installment, the Tenant shall further pay to the Landlord, within thirty (30) days of the mailing of the Annual Statement, a lump sum equal to the amount of the monthly increase multiplied by the number of months then elapsed between January 1 of the then current calendar year and the month in which the Annual Statement is delivered to the Tenant. In the event the Landlord decreases the monthly installment of Taxes and Operating Costs, the Tenant shall be entitled to a refund equal to the amount of the monthly decreased multiplied by the number of months then elapsed between January 1 of the then current calendar year and the month in which the Annual Statement is delivered to the Tenant, which sum shall be applied to the succeeding month's Rental, or if the Lease has expired, then such amount shall be paid by the Landlord to the Tenant within ten (10) days of the mailing of the Annual Statement, assuming there are no sums due from the Tenant to the Landlord, or if there are any sums due from the Tenant to the Landlord, then such amount shall be applied to the payment of such sums.

         F. The Tenant, or its representative, shall have the right to examine and audit the Landlord's books and records with respect only to the items relating to Additional Rent in the Annual Statement, after providing the Landlord with a prior written

         Notice (as Notice is defined hereinafter) requesting such examination (hereinafter referred to as FIRST EXCEPTION NOTICE), within thirty (30) days following the date of the mailing of the Annual Statement to the Tenant. Such examination or audit shall be made at the Landlord's place of business during normal business hours. Within thirty (30) days after the completion of the audit, which must take place within ninety (90) days of the First Exception Notice, the Tenant must deliver to the Landlord a written exception of any items or calculations specified in the Annual Statement, stating in particularity the grounds for said exception (hereinafter referred to as SECOND EXCEPTION NOTICE). Failure on the part of the Tenant to serve on the Landlord the First Exception Notice and/or the Second Exception Notice, as provided for hereinabove, all within the time periods specified, shall result in the binding and conclusive presumption of the approval by the Tenant of the computations and charges set forth in the Annual Statement and such Additional Rent charges shall be considered as final and accepted and binding upon and by the Tenant and may not be contested at any time thereafter; the Tenant thereafter forever waiving its right to contest such Additional Rent charges set forth in the particular Annual Statement. In the event the Tenant properly serves a Second Exception Notice upon the Landlord and the Landlord and Tenant cannot resolve the controversy within sixty (60) days after the date of the Second Exception Notice, then the Tenant shall have the right, within said sixty (60) day period, to submit to the Landlord a Notice electing to resolve the dispute in accordance with the procedure set forth in
         Article XX herein. If submitted to arbitration in accordance with
         Article XX, and the decision of the arbitrators is in favor of the Landlord, or if an overstatement of an amount chargeable to the Tenant as provided in the Annual Statement, as determined by the arbitration, is less than 5% of the total amount due from the Tenant for Additional Rent for the year in question, the cost of the arbitration, including, but not limited to, the reasonable attorneys' and accounts' fees incurred by the Landlord, shall be paid by the Tenant; otherwise the reasonable cost thereof, including, but not limited to, the reasonable attorneys' and accountants' fees incurred by the Tenant, will be paid by the Landlord. Any overstatement shall be applied to the succeeding month's Rental, or if the Lease has expired, then such amount shall be paid by the Landlord to the Tenant within ten (10) days of the arbitrators' written decision, assuming there are no sums due from the Tenant to the Landlord, or if there are any sums due from the Tenant to the Landlord, then such amount shall be applied to the payment of such sums. Failure on the part of the Tenant to submit the controversy to dispute resolution in accordance with Article XX within the time periods specified herein shall result in a conclusive and final waiver of the Tenant's right to contest the charges set forth in the Annual Statement or in the Second Exception Notice, and such Additional Rent charges shall be considered as final and accepted and binding upon and by the Tenant. Regardless of the provisions set forth in this subparagraph and whether or not the tenant properly contests any Additional Rent charges in any Annual Statement, the Tenant must pay, when due, all contested Additional Rent charges, subject to its right to secure a refund or credit therefor should the Tenant prevail successfully in any of the procedures set forth herein.

         G. The provisions of this Article III shall survive the termination of this Lease.

                                   ARTICLE IV
                 CONSTRUCTION AND ACCEPTANCE OF LEASED PREMISES
                 ----------------------------------------------

         A. Pursuant to the direction of the Tenant, an architectural firm affiliated with one of the beneficiaries of the Landlord, Tsolinas/Moreno & Associates, Inc. 135 East Algonquin Road, Arlington Heights, Illinois 60005, hereinafter referred to as the

ARCHITECT, will prepare complete, finished, detailed architectural, engineering, fire protection, electrical, and mechanical working drawing plans or contract documents, for all the improvements to the Leased Premises and the Building requested by the Tenant, including but not limited to all special improvements or additions required by the Tenant and particular to the Tenant's business, all such plans hereinafter collectively referred to as the TENANT PLANS, for all work to be performed in constructing the improvements to the Leased Premises, said improvements hereinafter referred to as TENANT IMPROVEMENTS. The Tenant Plans shall be of a form and content as required by the Village for building permit purposes, and also in a form and content sufficient for construction and bidding purposes. Provided the Tenant reasonably cooperates with the Landlord and the Architect to expedite the preparation of the Tenant Plans, the Landlord agrees to direct the Architect to use its best efforts to complete the Tenant Plans within forty-five (45) days after the execution of this Lease. The Tenant agrees to approve or disapprove the Tenant Plans within seven (7) business days after receipt thereof. Should the Tenant disapprove the Tenant Plans, or any part thereof, said disapproval shall be in writing and state with specificity the reasons therefor and include, if practical, suggestions to remedy the disapprovals. When the Tenant Plans have been fully approved by the Tenant, they will be attached to this Lease, labeled Exhibit C, and made a part hereof as if they were part of this Lease at the time of the execution hereof.

         B. The Landlord agrees to cause the construction of the Tenant Improvements and any Additional Tenant Improvements (as defined hereinafter), in accordance with the Tenant Plans, provided the cost and expense of constructing same does not exceed the sum of Six Hundred Fifty Thousand and 00/100 Dollars ($650,000.00), hereinafter referred to as the LANDLORD'S CONTRIBUTION. The Tenant shall not be obligated to repay to the Landlord any portion of the Landlord's Contribution, provided it does not commit an Event of Default (as defined hereinafter) during the Term of this Lease. However if the Tenant commits an Event of Default and the cure period (if any) expires without appropriate remedial actions by the Tenant, and as a result thereof, the Landlord elected to either terminate the Lease or terminate the Tenant's right to possession of the Leased Premises without terminating the Lease (pursuant to Article XV B), then the Tenant shall be obligated to repay to the Landlord the following portions of the Landlord's Contribution, hereinafter referred to as
REPAYMENTS:

         (a) If the Event of Default occurred in the period from April 1, 1997 to March 31, 1998, the sum of Five Hundred Thousand Dollars ($500,000);

         (b) If the Event of Default occurred in the period from April 1, 1998 to March 31, 1999, the sum of Four Hundred Thousand Dollars ($400,000);

         (c) If the Event of Default occurred in the period from April 1, 1999 to March 31, 2000, the sum of Three Hundred Thousand Dollars ($300,000);

         (d) If the Event of Default occurred in the period from April 1, 2000 to March 31, 2001, the sum of Two Hundred Thousand Dollars ($200,000); and

         (e) If the Event of Default occurred in the period from April 1, 2001 to March 31, 2002, the sum of One Hundred Thousand Dollars ($100,000).

The Repayments shall be considered as Additional Rent. If the Event of Default occurs subsequent to March 31, 2002, the Tenant shall not be obligated to repay to the Landlord any portion of the Landlord's Contribution.

         C. The fees and charges of the Architect shall be considered as part of the cost of the Tenant Improvements. The fees of the Architect shall be limited to Five Percent (5%) of the total cost of the Tenant Improvements and Additional Tenant Improvements.

         D. A general contracting firm affiliated with one of the beneficiaries of the Landlord, CFM Construction Company, 135 East Algonquin Road, Arlington Heights, Illinois 60005, hereinafter referred to as the GENERAL CONTRACTOR, will be the general contractor selected to construct the Tenant Improvements. The fees, overhead and profit, of the General Contractor shall be limited to Eight Percent (8%) of the total aggregate cost of constructing the Tenant Improvements and any Additional Tenant Improvements, excluding the Architect fees. The category of general conditions or administration, an element of the total aggregate costs of the Tenant Improvements or Additional Tenant Improvements, shall be limited to Four Percent (4%) of the total aggregate cost of constructing the Tenant Improvements and any Additional Improvements, excluding the Architect fees and the General Contractor's fees.

         E. The General Contractor shall use its best efforts to solicit at least three (3) competitive bids for each of the major trades or subcontractors required to construct the Tenant Improvements. The Tenant may submit a list of subcontractors, who shall be added to those subcontractors from whom the General Contractor will request bids. The General Contractor shall have the right to bid on any or all of the work. The Landlord and the Tenant shall jointly decide on which bids and/or which subcontractors to accept, which may not necessarily be the lowest bidders. When the Landlord and Tenant have agreed to accept all the bids from the trades, a schedule of the contract prices and estimates shall be attached to this Lease, labeled as Exhibit D, and made a part hereof as if it was a part of this Lease at the time of the execution hereof.

         F. Any additional work or changes requested by the Tenant and not a part of the originally approved Tenant Plans, shall be set forth in written orders, herein referred to as CHANGE ORDERS, detailing the additional work or changes and the cost and expense (and/or credits, if any) thereof. All approved additional work and changes shall be referred to herein as ADDITIONAL TENANT IMPROVEMENTS. All Change Orders must be signed and approved by both the Tenant and Landlord. Architect and general contractor's fees, in the amounts set forth above, shall be added to the costs of Additional Tenant Improvements.

         G. In the event the total aggregate amount of the costs of the Tenant Improvements and any Additional Tenant Improvements (including the fees and charges of the Architect and the General Contractor) are in excess of the Landlord's Contribution, said excess shall hereinafter be referred to as TENANT'S CONTRIBUTION, and shall be paid to the Landlord by the Tenant on or before the Commencement Date.

         H. In the event the cost of the Tenant Improvements and any Additional Tenant Improvements does not exceed the Landlord's Contribution, the savings (hereinafter referred to as REMAINING LANDLORD'S CONTRIBUTION) will be applied to the payment of Tenant's Rental, as it becomes due.

         I. The Landlord agrees to Substantially Complete (as hereinafter defined) the construction of the Tenant Improvements and Additional Tenant Improvements on or before April 1, 1997, excluding the installation or construction of certain portions or parts of the Tenant Improvements or Additional Tenant Improvements, if any, which Landlord and Tenant have agreed, in writing, when they agreed to approve the Tenant Plans, or executed a Change Order, would not be completed on or before April 1, 1997, those certain portions or parts of the Tenant Improvements hereinafter referred to as LONG LEAD ITEMS. SUBSTANTIALLY COMPLETE is generally defined as the Leased Premises being in a condition whereby the Tenant can occupy same and reasonably being able to conduct its business therein; and more specifically means that the following have been substantially completed, installed and in working order:

         (a)      Interior partitions, walls and doors;

         (b)      Ceiling and light fixtures;

         (c)      Heating, air conditioning and temperature controls;

         (d)      Floor coverings;

         (e)      Electrical outlets, wiring and switches;

         (f)      Painting; and

         (g)      Common areas, plumbing and bathrooms.

         The Leased Premises shall be considered Substantially Complete regardless of the following:

         (a) Long Lead Items agreed to in writing by the Landlord and Tenant;

         (b)      Furniture and fixtures purchased and installed by Tenant;

         (c) Telephone, telecommunication and computer installations and connections;

         (d)      Equipment and machinery purchased and installed by Tenant; and

         (e)      Punch List items as defined hereinafter.

However, in no event shall the Leased Premises be considered as Substantially Complete unless the Village issues an Occupancy Permit allowing the occupancy of the Leased Premises by the Tenant.

         J. In the event there is a disagreement as to whether or not the Leased Premises is Substantially Complete, either the Landlord or the Tenant shall have the right to submit the dispute to resolution in accordance with the provisions of Article XX. Unless the Leased Premises is totally unusable for the Tenant's intended use in which event all Rental shall abate until it is usable, the Tenant shall accept possession of the Leased Premises and pay all Rental due, subject to the dispute resolution process.

         K. The Landlord shall not be responsible for delays in Substantially Completing the Leased Premises, and any costs occasioned thereof, resulting from the following:

         (a) If the Tenant unreasonably delays the approval of the Tenant Plans;

         (b) Change Orders requested by the Tenant after the Tenant Plans are approved by the Tenant; or

         (c) Any other delay solely caused by the fault, act or omission of the Tenant or its employees or agents.

The above events are hereinafter referred to as TENANT DELAYS.

         L. When the Tenant Improvements and/or Additional Tenant Improvements are Substantially Complete, the Landlord shall so notify the Tenant in writing. Not later than five (5) business days thereafter, the Tenant agrees to inspect the Leased Premises with the Landlord. Should the inspection reveal that certain items of Tenant Improvements or Additional Tenant Improvements have not been completed or are not in compliance with the Tenant Plans or Change Orders, a written statement will jointly be prepared, and agreed to by both Landlord and Tenant, setting forth such items, which statement is hereinafter referred to as the PUNCH LIST. If the parties disagree as to the items to be included in the Punch List, the disagreement shall be resolved by the dispute resolution procedure set forth in Article XX. The Landlord agrees to promptly complete and remedy the Punch List items. By occupying the Leased Premises, the Tenant formally accepts and acknowledges that the Leased Premises are in a condition complying with all of Landlord's covenants hereunder, with the exception of those items, if any, on the Punch List and any latent defects.

         M. Landlord shall permit the Tenant and the Tenant's employees and agents to enter the Leased Premises prior to the Commencement Date so that Tenant may do such other work as may be required to make the Leased Premises ready for the Tenant's use and occupancy. The Landlord permission for such entry is upon the condition that Tenant's employees, agents and contractors will work in harmony with Landlord, and its employees, agents and contractors will not interfere with the performance of the construction of the Tenant Improvements, any work being performed for any other tenants, and/or in the operation of the Building. If at any time such entry and work by the Tenant and/or its employees, agents and contractors causes or threatens to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty four (24) hours written Notice to Tenant. Tenant agrees that any such entry and activity in the Leased Premises will be governed by all the applicable provisions of this Lease. The Landlord shall not be liable in any way for injury, loss or damage which may occur to any of installations and improvements in and to the Leased Premises, or to any personal property belonging to the Tenant or its employees, agents or contractors and placed in the Leased Premises, unless such injury, loss or damage was caused by the Landlord's negligence.

         N. The Landlord warrants that its contractors have not nor will it use asbestos or Hazardous Materials (as defined hereinafter) in the construction of the Building or the Tenant Improvements.

         O. The Landlord warrants that the Tenant Improvements constructed and installed by it will be in good working order for a one year period from the Commencement Date.

                                    ARTICLE V
                             USE OF LEASED PREMISES
                             ----------------------

         A. The Leased Premises may be used and occupied only for office, warehouse and pharmaceutical processing purposes and for no other purpose or purposes without the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant agrees to conduct its business at all times in good faith, in a high-grade and reputable manner. During the entire Term, the Tenant shall promptly comply with the pertaining provisions of the Declaration of Protective Covenants For Lincoln Commerce Center (attached hereto as Exhibit E and hereinafter referred to as PROTECTIVE COVENANTS) and all laws, ordinances, and regulations affecting the Building and the Leased Premises and promulgated by duly constituted governmental authorities.

         B. The Leased Premises shall be used only for business, commercial, or manufacturing purposes. Tenant shall not display, sell, or offer for sale any alcoholic liquors in the Leased Premises. In addition, the Tenant or its employees, agents, contractors, or servants shall not:

         (a) Use the Leased Premises for any purpose which increases the rate of premium cost or invalidates any policy of insurance covering or carried on the Building in which the Leased Premises are located or the operation thereof or any part or appurtenances thereof;

         (b) Obstruct the sidewalks or parking lots or use the same for business or display purposes;

         (c) Abuse walls, ceilings, partitions, floors, and/or any other portion of the Leased Premises;

         (d) Use plumbing for any purpose other than that for which constructed;

         (e) Make or permit excessive noise or noxious odors, objectionable to the public, to other occupants of the Building, or to Landlord;

         (f) Create, maintain, or permit a nuisance in the Leased Premises;

         (g) Place or permit any radio, television or data antenna, loud speaker or sound amplifier, satellite dish, or other devices similar to any of the foregoing on the roof or outside of the Building, or at any place where the same may be seen or heard outside of the Building; and/or

         (h) Solicit business in the parking lot or other common areas, distribute any handbills or other advertising matter on automobiles parked in the parking lot or in other common areas.

         C. Tenant will keep the Leased Premises clean and free from rubbish and dirt at all times, and shall store trash and garbage within the Leased Premises and will make the same available for regular pick-up and cartage of such trash at the Tenant's expense.

                                   ARTICLE VI
                                    SERVICES
                                    --------

         A. Landlord shall provide the following services to the Tenant, which shall be considered as Operating Expenses:

         (a) A total of two hundred sixty-three (263) parking spaces will be provided for the use of all the tenants of the Building. All spaces, excluding those reserved for other tenants, shall be available on a first-come, first-serve basis;

         (b) Landscaping of the exterior plantings and grass areas;

         (c) Lighting of the parking lot during appropriate hours depending upon seasons of the year;

         (d) Repair, replacement and maintenance of those portions of the Building and equipment therein, excluding the Leased Premises, which are under the exclusive control of the Landlord;

         (e) Snow removal of snow accumulation in excess of two (2") inches in the parking lot and walkways; and

         (f) Cleaning, maintenance, repair and replacement of the parking lot and walkways as reasonably required.

         B. Tenant agrees that Landlord shall not be liable in damages by abatement or set-off of Rental, or otherwise, for the failure or delay in furnishing any service pursuant to this Article, when such failure or delay is occasioned, in whole or in part, by repairs or improvements (provided the repairs or replacements are diligently and promptly performed by the Landlord), or by any strike, lockout, or other labor trouble, or by the inability to secure electricity, gas, fuel, or water to and at the Building, or by accident or casualty whatsoever unless resulting from the Landlord's negligence, or by any law, order, ordinance, or regulation of any governmental authority, or by any other cause beyond the reasonable control of the Landlord, nor shall any such discontinuance or such failure or delay be deemed to give rise to an eviction, constructive or actual, of Tenant, or give rise to any right on the part of the Tenant to terminate this Lease, or give the Tenant any right to stop the payment of Rental provided for herein.

         C. The Tenant shall be responsible for and shall pay the following:

         (a) All utility costs, including, but not limited to, gas, electric, and other charges incurred in connection with heating, air conditioning, ventilating, lighting, telephone and data, machinery and equipment, office machines and equipment, and all other devices used by Tenant in the operation of the Leased Premises and the business of the Tenant;

         (b) Repair and replacement of all glass windows and doors;

         (c) Maintaining and repairing and keeping in good order all the Tenant Improvements installed in the Leased Premises, including but not limited to, the plumbing fixtures and systems, the interior walls, the heating and air conditioning equipment, the electrical and lighting fixtures, the electrical wiring, outlets and switches, the floors, the carpeting, the ceiling, and the windows and doors to any glass therein, and/or replacement of burnt out fluorescent and incandescent lighting tubes and bulbs;

         (d) Providing of security services to the Leased Premises; and

         (e) The Tenant shall pay for and maintain in force an agreement with an air conditioning and heating contractor (to be selected by the Tenant, subject to the Landlord's reasonable approval) to periodically inspect, repair, and maintain the air conditioning and heating equipment.

         D. In the event the Tenant fails to provide for the services as specified in Article VI C, and pay for the charges and costs resulting therefrom, the Landlord may, at its option, contract for same, after giving the Tenant fifteen (15) days written Notice, and the actual cost thereof, plus ten percent (10%) thereof, shall be charged to the Tenant as Additional Rent.

                                   ARTICLE VII
                                      SIGNS
                                      -----

         The Tenant shall be allowed to place a sign on the south side of the Building at the primary entrance into the Leased Premises facing Winchester Drive which shall contain the Tenant's logo. The Tenant shall also have the right to construct a free standing monument sign at the entrance into the parking lot for the Leased Premises facing Commerce Drive, which sign shall contain the Tenant's logo and the address of the Leased Premises. All such signage, including any interior signage which is visible to the outside of any portion of the Leases Premises, shall be in accordance with standards determined by the Landlord in its sole, but reasonable, discretion; and further subject to the applicable provisions of the Protective Covenants and ordinances of the Village.

                                 ARTICLE VIII
                               TENANT COVENANTS
                               ----------------

         A. Other than specifically provided for hereinabove, Tenant shall not erect or install any other exterior signs or interior window or door signs, advertising media, or window or door lettering or placards without Landlord's prior written consent. Tenant shall not install any exterior lighting, shades, or awnings or make any exterior decoration or painting, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Use of roof is reserved to Landlord.

         B. Tenant will not commit any act which will cause a mechanic's lien to be filed against the Leased Premises or against the Building. After the initial construction of the Tenant's Improvements, the Tenant shall not make any repairs, remodeling, decorating, alterations or additions to the Leased Premises (hereinafter referred to as TENANT ALTERATIONS) without first procuring Landlord's written consent (which shall not be unreasonably withheld or delayed). The Tenant shall deliver to Landlord plans and specifications of the Tenant Alterations and copies of the proposed contracts and necessary permits before the Landlord will consider approval or disapproval. In the event the Landlord approves the proposed Tenant Improvements, the Tenant shall then furnish indemnification against liens, costs, damages, and expenses as may be reasonably required by Landlord. At the termination of this Lease, all Tenant Alterations, which in any manner are attached to the floors, walls, or ceilings, shall remain upon and be surrendered with the Leased Premises as part thereof, furthermore any floor covering which may be cemented or otherwise affixed to the floor shall likewise become the property of Landlord, all without compensation or credit to Tenant. Provided the Tenant notifies the Landlord, in writing, at the time of the installation or construction of the Tenant Alterations, that it intends to remove same at the end of the Term, it may do so provided it restores the Leased Premises to its condition as existed prior to the installation or construction of the Tenant Alterations, and further, such removal shall not cause material damage to the Leased Premises.

         C. Tenant agrees to indemnify and save Landlord harmless against any and all claims, demands, damages, costs, and expenses, arising from the conduct or management of the business conducted by Tenant in the Leased Premises, or from the construction of Tenant Alterations to the Leased Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, contractors, servants, employees, subleasees, concessionaires, or licensees, in or about the Leased Premises and the Building. In case of any action or proceeding brought against Landlord by reason of any such claim, upon Notice from Landlord, Tenant covenants to defend such action and the Landlord's interest by competent counsel (competent in the Landlord's reasonable judgement only). To the extent not expressly prohibited by law. Tenant releases Landlord, its agents, servants, and employees from, and waives all claims to damages to person or property, sustained by the Tenant or by any other occupant of the Leased Premises, the Building, or by any other person, resulting directly or indirectly from fire or other casualty, because of existing or future conditions, defects, matters, or things in the Leased Premises or any part thereof; or from any equipment or appurtenances therein or from any accident in or about the Building, EXCEPT in the event the damages are caused by the negligence or wrongful intentional acts of the Landlord or its employees, agents, or servants. All personal property belonging to the Tenant or any occupant of the Leased Premises shall be there at the risk of the Tenant or other person only, and the Landlord shall not be liable for damages thereto or theft or misappropriation thereof.

         D. Tenant shall not carry any stock of goods or do anything in or about the Leased Premises which will in any way tend to increase insurance rates on said Leased Premises or the Building in which the same are located. If Landlord shall consent to such use, Tenant agrees to pay any reasonable increase in premiums for insurance against loss by fire or extended coverage risks resulting from the business carried on in the Leased Premises by Tenant. After the Tenant Improvements have been constructed and completed and the Tenant thereafter installs any additional electrical equipment that overloads the power lines to the Building. Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

         E. Tenant agrees to procure and maintain a policy or policies of insurance at its own cost and expense, insuring Landlord and Tenant from all claims, demands, or actions for injury to or death arising out of any one accident to the limit of $5,000,000, and for damage to property in an amount of not less than $1,000,000, made by or on behalf of any person or persons, firm or corporation arising from, related to, or connected with the conduct and operation of the Leased Premises in the Building. All said policies shall name the Landlord as an additional insured party. Said insurance shall not be subject to cancellation except after at least ten (10) days prior written Notice to Landlord. A duly executed certificate for the same shall be deposited with Landlord on or before the Commencement Date and within thirty (30) days after the expiration of the term of such coverage upon renewal of same. If tenant fails to comply with such requirement, Landlord may obtain such insurance and keep same in effect, and Tenant shall pay the Landlord the premium cost thereof, plus ten percent (10%), within thirty (30) days after billing of same by the Landlord, said sum to be considered as Additional Rent; and/or Landlord may elect to regard such non compliance as an Event of Default (as defined hereinafter).

         F. Tenant represents, warrants, and covenants to Landlord that Tenant shall at no time (a) use or permit the use of the Leased Premises, the Building and/or the Site for the generation, manufacture, production, storage, release, discharge, or disposal of Hazardous Materials (as hereinafter defined) except in accordance with Environmental Regulations (as hereinafter defined); or (b) to transport Hazardous Materials to or from the Leased Premises, except in accordance with Environmental Regulations; or (c) perform any act or action whatsoever which violates any Environmental Regulations; and/or (d) allow or permit any other person or entity to do any of the above:

         (a) The term HAZARDOUS MATERIALS is defined as and includes, without limitation, any flammable explosives, radioactive materials, asbestos and asbestos containing materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state, or local environmental laws, ordinances, rules, or regulations dealing with hazardous materials.

         (b) The term ENVIRONMENTAL REGULATIONS is defined as all federal, state, and local laws, including all zoning laws or ordinances, and all regulations, codes, requirements, public and private land use restrictions, rules and orders which relate to or govern Hazardous Materials, and/or the environmental conditions in, on, under, or about the Leased Premises, the Building or the Site, in force at the time of the execution of the Lease and at any time during the Term.

         (c) Tenant shall assume sole and full responsibility for, and shall remedy at its sole cost and expense, all such violations of any Environmental Regulations caused by it or by introducing Hazardous Materials into the Leased Premises or the Building or Site, or on any adjacent property. Tenant shall at no time use, generate, release, store, treat, dispose of, or otherwise deposit in or about the Leased Premises any Hazardous Materials except in accordance with Environmental Regulations; or permit or allow any third party to do so, without Landlord's express, prior, written consent. Tenant's compliance with the terms of the Article and with all Environmental Regulations shall be at Tenant's sole cost and expense.

         (d) Tenant shall provide Landlord with written notification, immediately upon the discovery or notice or upon having reasonable grounds to suspect, by Tenant, its successors, assigns, licensees, invitees, employees, and/or agents, that any provision of this Article has not been strictly complied with; and including, but not by exclusion of other circumstances requiring notice, Tenant shall give prompt written Notice to Landlord of (a) any proceeding or inquiry by any governmental authority with respect to the Leased Premises, the Building or the Site of any Hazardous Substance on the Leased Premises, the Building or the Site or the migration thereof from or to other property; (b) all claims made or threatened by any third party against Tenant, Landlord, or the Leased Premises relating to any loss or injury resulting from any Hazardous Substance; and (c) Tenant's discovery of any occurrence or condition on any property adjoining or in the vicinity of the Leased Premises, the Building or the Site that threatens to cause the Leased Premises, the Building or the Site or any part thereof to be subject to or in violation of any Environmental Regulations.

         (e) It shall be an Event of Default (as defined herein) under this Lease, entitling Landlord to exercise any of its rights and remedies under this Lease, if any provision of this Article is not strictly complied with at all times. Landlord's election to conduct inspections of the Leased Premises shall not be construed as approval of Tenant's use of the Leased Premises or any activities conducted thereon, and shall in no way constitute an assumption by Landlord of any responsibility whatsoever regarding Tenant's use of any Hazardous Materials.

         (f) In the event the Tenant violates its representations, covenants, warranties, and obligations set forth in this Article, the Tenant shall defend, indemnify, and hold harmless Landlord, the Landlord's mortgagee(s), and the Landlord's Beneficiaries, employees, and agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants and invitees with respect to (a) the generation, manufacture, operations involving, transport, treatment, storage, handling, production, processing, disposal, release or threatened release of any Hazardous Materials in violation of Environmental Regulations, which are on, from, or affecting the Leased Premises, the Building or the Site, (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Materials or violation of Environmental Regulations; and (d) any violations of laws, orders, regulations, requirements, or demands of government authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such Hazardous Materials or violations of Environmental Regulations, including, without limitation, reasonable attorneys and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. This indemnification shall survive the termination, cancellation, and surrender of this Lease however effectuated.

         (g) In the event this Lease is terminated, cancelled, or surrendered for any reason whatsoever, Tenant shall deliver the Leased Premises to Landlord free of any and all Hazardous Materials so that the condition of the Leased Premises shall conform with all Environmental Regulations affecting the Leased Premises, subject to any conditions existing prior to the Commencement Date.

         (h) In the event that as a result of the Tenant use of the Leased Premises, any investigation, site monitoring, containment, cleanup, removal, restoration, or other remedial work of any kind or nature, hereinafter referred to as the REMEDIAL WORK, is required under Environmental Regulations and/or any applicable local, state or federal law or regulation, or any judicial order, or by any governmental entity because of, or in connection with, the current or future presence, release of a Hazardous Substance in or into the air, soil, ground water, surface water, or soil vapor at, on, about, under, or within the Leased Premises (or any portion thereof), the Building and/or the Site, Tenant shall within thirty (30) days after written demand for performance thereof by Landlord (or such shorter period of time as may be required under any Environmental Regulations or any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by qualified contractors. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely prosecute to completion such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become due from the Tenant within ten (10) days after Notice thereof, and shall be considered as Additional Rent.

         G. The Tenant agrees it will not make any structural changes to the Leased Premises without the written approval of the Landlord, which shall not be unreasonably withheld or delayed.

         H. The Tenant agrees it will not place fixtures, equipment, or material of any kind in the Leased Premises, the weight of which may exceed the floor load capacity as specified in the Tenant Plans.

         I. Tenant shall at no time permit any asbestos containing material to be used on, under, or about the Leased Premises.

                                  ARTICLE IX
                           LANDLORD INDEMNIFICATION
                           ------------------------

         A. Except as otherwise provided for herein, Landlord agrees to indemnify and save harmless Tenant, Tenant's successors and assigns, and Tenant's present and future officers, directors, employees, and agents (collectively TENANT INDEMNITEES) against any and all claims, demands, damages, costs, and expenses, arising from the operations of the Landlord in the Building, or from the construction of improvements to any other portion of the Building, or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or from any act of negligence of Landlord, its agents, contractors, servants, and employees in or about the Leased Premises and the Building. In case of any action or proceeding brought against Tenant Indemnities by reason of any such claim, upon Notice from Tenant, Landlord covenants to defend such action or proceeding by counsel, competent in the Tenant's reasonable judgement. To the extent not expressly prohibited by law, Landlord releases Tenant Indemnitees, from, and waives all claims to damages to person or property, sustained by the Landlord and/or the Building resulting directly or indirectly from fire or other casualty, because of existing or future conditions, defects, matters or things in the Leased Premises or any part thereof; or from any equipment or appurtenances therein or from any accident in or about the Leased Premises or from any act by any of Tenant's employees, agents or servants, EXCEPT in the event the damages are caused by the negligence or wrongful intentional acts of the Tenant Indemnitees.

         B. Landlord agrees to indemnify and save harmless Tenant Indemnitees from and against any and all liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgements, and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorneys' fees, reasonable consultant fees, and reasonable expert fees), which Tenant Indemnities may hereafter suffer or incur, be responsible for or disburse as a result of any liabilities directly or indirectly caused by or arising out of any Hazardous Materials existing on or about the Leased Premises, the Building and/or the Site, but only to the extent that any such existence is caused by Landlord's activities on the Leased Premises, the Building and/or the Site. This provision shall survive termination of the Lease.

                                    ARTICLE X
                               LANDLORD'S MORTGAGE
                               -------------------

From time to time before or after the execution of this Lease, and before the termination of the Term thereof, the Landlord may execute a mortgage or trust deed in the nature of a mortgage of Landlord's interest in the Building. In such event:

         A. This Lease and all rights of Tenant are subject and subordinate to any mortgage or mortgages, blanket or otherwise, which do now or may hereafter affect the Building, and to any and all renewals, modifications, consolidations, replacements, and extensions thereto. It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times, execute, acknowledge, and deliver to Landlord, within ten (10) days after written request by Landlord, without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease, and all rights of Tenant hereunder to any such mortgage or to confirm or evidence such subordination; provided, however, the mortgagee shall agree to enter into a non-disturbance agreement with the Tenant, which agreement shall state that provided the Tenant is in full compliance with the terms and provisions of this Lease and has not committed an Event of Default (as defined hereinafter), the Lease shall remain in full force and effect and the possession of the Leased Premises by the Tenant shall not be disturbed.

         B. Landlord agrees promptly to notify Tenant of the placing of any mortgage or trust deed against the Site or the Building, and Tenant agrees in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise any such right until it has notified in writing the holder of any mortgage which at the time shall be a lien on the Building, of such act or omission, and such holder is provided with a reasonable time not exceeding thirty (30) days to cure any such default.

         C. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn to the purchaser upon any such foreclosure sale, if so requested to do so by such purchaser, and to recognize such purchaser as the Landlord under this Lease, provided Tenant is furnished with a non disturbance agreement, within thirty (30) days of the said purchase. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or any holder of such mortgage or such purchaser, any instrument which, in the reasonable judgment of such requesting party, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. In the event of such foreclosure, the Tenant's right to possession and quiet enjoyment shall not be disturbed provided it is in full compliance with all the material terms and conditions of this Lease.

         D. Any reference herein to the words "foreclosure, foreclosure sale, and/or foreclosure proceeding" shall be interpreted to include a conveyance by deed in lieu of foreclosure.

                                   ARTICLE XI
                          RIGHTS RESERVED TO LANDLORD
                          ---------------------------

Landlord shall have the following rights exercisable after Notice to Tenant (except in the event of an emergency, when prior Notice will not be required) and without liability to Tenant for damage or injury to the property, person, or business (all claims for damage being hereby released) and without effecting an eviction (constructive or otherwise) or disturbance of Tenant's use or possession or giving rise to any claim for set-offs or abatement of Rental:

         A. To change the name of the Building upon three (3) month's prior written Notice;

         B. To install and maintain signs on the exterior and interior of the Building;

         C. To have passkeys to the Leased Premises;

         D. To enter the Leased Premises at reasonable business hours, after reasonable Notice, to make inspections, to exhibit the Leased Premises to purchasers, mortgagees or others, or for other reasonable purposes, and in the last six (6) months of the Term, to exhibit the Leased Premises to prospective tenants;

         E. At any reasonable time or times and during business hours, to decorate and to make, at its own expense, repairs, alterations, additions, and improvements, structural or otherwise, in and to the Building, and to perform any acts related to

         The safety, protection, or preservation thereof, and during such operations to take into and through the Leased Premises, or any part of the Building, all materials and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, or other facilities, provided such work does not substantially interfere with the Tenant's ability to conduct its business, or make the Leased Premises any less desirable; and

         F. To enter upon the Leased Premises at reasonable times, after reasonable Notice, for any reasonable purposes contemplated herein.

                                   ARTICLE XII
                        DAMAGE BY FIRE OR OTHER CASUALTY
                        --------------------------------

         A. If the Leased Premises or the Building shall be damaged by fire or other cause and if it appears in the reasonable opinion of the Landlord's architect that the Leased Premises and/or the Building may be repaired or restored within one hundred fifty (150) days after such damage, and should the mortgagee of the Building elect to make sufficient insurance proceeds available for the costs of the repair and restoration, then Landlord shall commence to restore the Leased Premises and the Building as soon as reasonably possible and complete such repair or restoration with reasonable promptness. Based upon the architect's opinion and the mortgagee's decision to make the insurance proceeds available, Landlord shall make an election to restore or not to restore within forty five (45) days after the date of the casualty, and shall so notify the Tenant in writing. If the Landlord elects not to restore, this Lease shall forthwith terminate upon the date of said damage. Should no Notice be received from the Landlord within the forty five (45) day period, it shall conclusively be presumed that the Landlord has elected to restore the Leased Premises and the Building.

         B. Notwithstanding anything to the contrary herein contained, Landlord shall have no duty pursuant to this Article XII to repair or restore any Tenant Alterations to the Leased Premises made after the Commencement Date; unless the Tenant has notified the Landlord in writing, prior to the fire or other casualty, that it desires the Landlord to add certain specified Tenant Alterations to the fire and extended coverage insurance policies of the Landlord and the Tenant has paid to the Landlord the actual cost of any additional insurance premiums resulting therefrom. If, at the time of the casualty, Tenant wants any other or additional repairs, restorations, additions, or alterations, and if Landlord consents thereto, which consent shall not be unreasonably withheld, the same shall be done by Landlord at the Tenant's expense.

         C. Rental shall abate beginning with the date of the damage causing the Leased Premises to be untenantable and ending with the date when the Leased Premises are again rendered tenantable, however, such abatement shall be limited to the ratio the untenantable portion of the Leased Premises bears to the entire Leased Premises, should only a portion of the Leased Premises be untenantable; provided, however, if the damage had been caused by the intentional act or neglect of the Tenant which results in one or more of the insurance companies providing the fire and extended coverage on the claim asserting a defense to the payment of all or a material part of the claim resulting from the casualty, then, in such event, Rental shall not abate and the Tenant shall be obligated to continue the payment of Rental during the period the Leased Premises or any part thereof is untenantable.

         D. Notwithstanding any provisions herein to the contrary, in the event the Leased Premises or the Building are not restored or rendered tenantable within one hundred fifty (150) days after the casualty, the Tenant shall have the right to cancel and terminate this Lease upon a prior thirty (30) day written Notice of the Landlord.

                                  ARTICLE XIII
                                 EMINENT DOMAIN
                                 --------------

         A. If the entire Building shall be taken by any public authority under the power of eminent domain, then the Term of this Lease shall cease as of the day possession shall be taken by such public authority, and the Rental shall be paid up to that date with a proportionate refund by Landlord of such Rental as shall have been paid in advance. The Landlord shall provide the Tenant with Notice of a taking within thirty (30) days after it receives formal notice from the said public authority.

         B. If a material portion of the floor area of the Leased Premises shall be taken under the power of eminent domain, Landlord and the Tenant shall each have the right to terminate this Lease, by Notice in writing to the other on or before the day of surrendering possession to the public authority, and Rental shall be paid or refunded as of the date of termination. In the event this Lease remains in effect, all of the terms herein provided shall continue in effect except that the Rental shall be equitably abated, and Landlord shall make all necessary repairs or alterations to the Leased Premises and the Building so as to constitute the remaining premises a complete architectural unit.

         C. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or to the fee of the Building. However, the Tenant shall be entitled to seek separate damages for any such taking so long as the same does not diminish or reduce the Landlord's award.

                                  ARTICLE XIV
                           ASSIGNMENT AND SUBLETTING
                           -------------------------

         A. Tenant shall not assign nor in any other way transfer this Lease or any interest therein, nor sublet the Leased Premises or any part or parts thereof, nor permit occupancy by anyone with, through, or under it, without the previous written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Consent by the Landlord to one or more assignments or subletting of this Lease or the Leased Premises shall not operate as a waiver of Tenant's rights as to any subsequent assignments or subletting. The Tenant specifically understands and agrees that any assignment or sublease shall in no way release (unless by written agreement) the Tenant of any of its obligations and covenants under this Lease, nor should said assignment or sublease be construed or taken as a waiver of any of the Landlord's rights or remedies hereunder against or as relating to the Tenant. It is the specific understanding and intention of the parties that in the event the Tenant's interest herein is assigned or sublet either through the provisions of this Article, by operation of law or otherwise, the Tenant shall not monetarily benefit from an increase in the Rental or other considerations paid by the assignee or subtenant over and above the Rental provided for in this Lease. In the event the terms of the assignment or sublease provide for an increase in Rental over and above the rental provided for herein, or in the event the Tenant receives, or is entitled to receive, a bonus or consideration from the assignee or subtenant in consideration of said assignment or sublease, such increased Rental, bonus, or consideration shall be paid directly to the Landlord by either the Tenant and/or the assignee or sublessee, as the case may be; however, Tenant shall have the right, prior to the payment to the Landlord of the increased Rental, bonus, or consideration to deduct therefrom any and all costs incurred by Tenant in acquiring such assignee or sublessee, including but not limited to leasing commissions, advertising costs, and changes or

Improvements to the Leased Premises.

         B. Notwithstanding the above, the Tenant has the right to assign or sublease to a corporation which is the parent or subsidiary of or is controlled by Tenant, or to a corporation resulting from any reorganization or merger to which Tenant or its parent or any of its subsidiaries or any corporation controlled by it is a party; provided further, however, in the event of any assignment or sublease by Tenant, Tenant shall remain primarily liable and responsible for the faithful performance of this Lease, the use of the Leased Premises shall be substantially the same, and the Tenant gives the Landlord written Notice of all particulars of the assignment or sublease.

                                   ARTICLE XV
                                    REMEDIES
                                    --------

         A. Any one (1) or more of the following events shall be considered an event of default, hereinafter referred to as EVENT OF DEFAULT:

         (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

         (b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

         (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

         (d) The Leased Premises are levied upon by any revenue officer or similar officer, and such levy shall not have been vacated or stayed or set aside within twenty (20) days from the date of the entry or granting thereof; or

         (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed, or set aside within thirty (30) days from the date of entry or granting thereof; or

         (f) Tenant shall fail to pay any installment of Rental, Additional Rent or other sums required to be paid by Tenant hereunder when due as herein provided, and such default shall continue for five (5) days after Notice thereof in writing to Tenant; or

         (g) Tenant shall fail to contest the validity of any lien filed or claimed against the Building or the Leased Premises related to Tenant Alterations or any other improvement to the Leased Premises or Building performed or made by the Tenant or on behalf of the Tenant, and/or further, the Tenant shall fail to give to the Landlord security or indemnity, adequate in Landlord's reasonable discretion, to Landlord to ensure payment of release thereof, all within fifteen (15) days after the date of the filing or notice of lien to Landlord; and if the Tenant has commenced to contest the same after having given such security or indemnity, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such failure continues for ten (10) days after Notice thereof in writing to Tenant; or

         (h) Tenant shall fail to keep, observe, or perform any of the other covenants and agreements herein contained to be kept, observed, and performed by Tenant, and such failure shall continue for thirty (30) days after Notice thereof in writing to Tenant, provided, however, should remedial activity on the part of the Tenant reasonably require a period in excess of the said thirty (30) days, the Tenant shall not be considered to have committed an Event of Default provided it diligently pursues said remedial activity for a reasonable period of time as may be required, but in no event more than sixty (60) days.

         B. Upon the occurrence of any one (1) or more of the above Events of Default or any other Event of Default specified elsewhere in this Lease, and after the expiration of the cure period provided, if any, then upon written Notice from Landlord to Tenant, the Landlord may elect to either (a) terminate the Lease, or (b) terminate the rights of the Tenant to possession of the Leased Premises only without terminating the Lease. Upon termination of the Lease, or upon any termination of the Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord the full and free right, without further demand or Notice of any kind to Tenant (except as herein expressly provided), to enter into and upon the Leased Premises in such event, with due process of law, and to repossess the Leased Premises as Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Leased Premises, and remove Tenant's personal property, signs, and other evidences of tenancy, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom, and without relinquishing Landlord's rights to Rental for the entire balance of the Term, or from any other obligations under this Lease, or any other right given to Landlord by operation of law.

         C. Upon termination of the Lease, Landlord shall be entitled to receive as damages all Rental (including Repayments) and other sums due and payable by Tenant on the date of the termination, plus (a) the present value of the Rental and other sums provided herein to be paid by Tenant for the rest of the Term less the fair rental value of the Leased Premises, each based upon a discount rate of nine percent (9%), plus (b) the cost of performing any other covenants to be performed by Tenant, and (c) the cost of attorneys' fees and court costs incurred by the Landlord, if any, in enforcing the rights of the Landlord, less any Repayments received by Landlord.

         D. If Landlord elects to terminate the Tenant's right to possession only without terminating the Lease, Landlord shall be entitled to receive as damages (a) all Rental and other sums due and payable by Tenant on the date of the termination (including Repayments), plus (b) all Rental and other sums as such become due and payable thereafter for the rest of the Term, plus (c) the cost of performing any other covenants to be performed by Tenant under the terms and provisions of this Lease, plus (d) the cost of reasonable attorneys' fees and court costs incurred by the Landlord, if any, in enforcing the rights of the Landlord, less any Repayments received by Landlord.

         E. Upon termination of the Lease, or if in the event the Landlord elects to terminate the Tenant's right to possession and not terminate the Lease, the Landlord shall have the obligation to use reasonable efforts to relet the Leased Premises, however, Landlord shall not be deemed to have failed to use such reasonable efforts by reason of the fact that Landlord has leased or sought to lease other vacant premises owned by Landlord (or Landlord's Beneficiaries), in preference to reletting the Leased Premises. Landlord may relet all or any part of the Leased Premises for such reasonable rental and upon such terms as shall be reasonably satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining on the Term of this Lease, and the right to relet the Leased Premises as a part of a larger area or a smaller area, and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, cleaning, painting, alterations, or additions in or to the Leased Premises, and may further pay for customary leasing brokers' commissions, reasonable market rent concessions to a new tenant or tenants, and reasonable attorneys' fees that may be necessary to induce or procure the replacement tenant. If the Leased Premises are relet and a sufficient sum shall not be realized from the collection of the rental of such reletting, after paying all the expenses of such reletting as referred to hereinabove, to satisfy the remaining Rental and other charges due from the Tenant for the remainder of the Term, Tenant shall pay to the Landlord on demand any such deficiency, within twenty (20) days after demand.

         F. In the event of any uncured Event of Default hereunder by Tenant, including but not limited to, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims, Landlord may, but is not obligated to, with Notice to the Tenant, cure the Event of Default for the account of and at the expense of Tenant. Any such sum of money paid by Landlord, plus ten percent (10%), shall be due and payable by the Tenant to the Landlord, as Additional Rent, and shall be assessed annual interest thereon at the rate of three percent (3%) in excess of the then current prime rate of interest from time to time charged by the First National Bank of Chicago, or twelve percent (12%) per annum, whichever is greater, from the date of payment by the Landlord.

         G. If the Landlord or the Tenant are compelled to incur any expense in instituting or prosecuting any action or proceeding in law or in equity to enforce any of the rights and obligations hereunder or to defend any action brought by the Tenant or the Landlord, the losing party in such actions shall pay to the prevailing party, the expenses incurred, including but not limited to reasonable attorneys' fees and court costs, with interest thereon at the rate of three percent (3%) in excess of the then current prime rate of interest from time to time charged by the First National Bank of Chicago per annum, or twelve (12%) per annum, whichever is greater, commencing on the date of decision by the trial court. Any sums hereunder due from the Tenant to the Landlord shall be considered as Additional Rent. In the event of any such actions or proceedings arising out of this Lease, both parties agreed to waive right of trial by jury.

         H. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any breach of the Lease by the other shall impair any such right or power or shall be construed to be a waiver of any such breach or any acquiescence therein.

         I. The monthly installments of Rental are due on the 1st day of each month. Any other charges are due within thirty (30) days of written Notice thereof. All Rental and/or other sums due from Tenant to Landlord which are then unpaid when due, shall be assessed interest thereon at the rate of three percent (3%) in excess of the then current prime rate of interest from time to time charged by the First National Bank of Chicago per annum, or twelve percent (12%) per annum, whichever is greater, and said sum shall be payable by Tenant as Additional Rent.

         J. The provisions of this Article shall survive the termination of this Lease.

                                   ARTICLE XVI
                             SURRENDER OF POSSESSION
                             -----------------------

         A. At the expiration of the Term, whether by lapse of time or otherwise, Tenant shall surrender the Leased Premises in good condition and repair, reasonable wear and tear and loss by fire or other unavoidable casualty excepted.

         B. In the event Tenant remains in possession of the Leased Premises after the expiration of the Term, without the execution of a new lease or the exercise of the provisions of Article XXII, it shall be deemed to be occupying the Leased Premises as a tenant at sufferance from month to month, at Two Hundred Percent (200%) of the Rental and other charges due from Tenant paid or payable during the last month of the Term, subject to all the other conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month to month tenancy unless otherwise agreed to in writing by the parties. Tenant shall also pay to the Landlord all consequential damages sustained by Landlord on account of such holdover including, but not limited to, loss of rental from prospective tenants for the Leased Premises. The provisions of this
Article XVI B shall not operate as a waiver by Landlord of any right of re-entry, or other remedies available to Landlord hereinabove provided or by operation of law.

         C. Upon the expiration of the Term, whether by the lapse of time or otherwise, if Landlord so requests in writing, Tenant shall promptly remove all personal property and those Tenant Alterations not affixed to the realty, and repair any damage occasioned by such removals at Tenant's expense; and if in default thereof, Landlord may effect such removals and repairs, and Tenant shall pay Landlord the cost of such removals and repairs, plus ten percent (10%), with interest at the rate of three percent (3%) in excess of the then current prime rate of interest from time to time charged by the First National Bank of Chicago per annum, or twelve percent (12%) per annum, whichever is greater, commencing on the date of payment thereof, and same shall be due and payable by the Tenant within ten (10) days after Notice.

                                  ARTICLE XVII
                                    NOTICES
                                    -------

         A. Whenever under this Lease a provision is made for notice of any kind (hereinafter referred to as NOTICE), the Notice shall be in writing, and signed by or on behalf of the party giving or making the Notice, and shall be given to the Party at its address and/or fax number set forth below or such other address and/or fax number as the party may later specify for that purpose by Notice to the other party. Each Notice shall, for all purposes, be deemed given and received:

         (a) If given by fax, when the fax is transmitted to the party's fax number specified below and confirmation of complete receipt is received by that transmitting party during normal business hours or on the next business day if not confirmed during normal business hours;

         (b) If hand delivered to a party, when the copy of the Notice is receipted;

         (c) If given by a nationally recognized and reputable overnight delivery service, the day on which the Notice is actually received by the party;

         (d) If given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the United States Postal Service, to the address of the party specified below.

         B. If any Notice is sent by fax, the transmitting party shall send a duplicate copy of the Notice to the other party by regular mail. In all events, however, any Notice sent by fax transmission shall govern all matters dealing with delivery of the Notice, including the date on which the Notice is deemed to have been received by the other party.

         C. The provisions above governing the date on which a Notice is deemed to have been received by a party to this Lease shall mean and refer to the date on which a party to this Lease, and not its counsel or other recipient to which a copy of the Notice may be sent, is deemed to have received the Notice.

         D. If Notice is tendered under the provisions of this Lease and is refused by the intended recipient of the Notice, the Notice shall nonetheless be considered to have been given and shall be effective as of the date of the refusal. The contrary notwithstanding, any Notice given to a party in a manner other than that provided in this Lease, that is actually received by that party, shall be effective with respect to said party on receipt of the Notice.

         E. Notices shall be sent to the following addresses and/or fax numbers:

                  To the Landlord:
                           Lincoln Atrium Management Company
                           135 East Algonquin Road
                           Arlington Heights, Illinois 60005
                           Fax Number:  847-364-7772

                  To the Tenant:
                           Allscrips Pharmaceuticals, Inc.
                           2401 Commerce Drive
                           Libertyville, Illinois  60061
                           Telecopy Number:  800-548-5160

         F. Prior to the Commencement Date the address of the Tenant shall be:

                           Allscrips Pharmaceuticals, Inc.
                           1033 Butterfield Road
                           Vernon Hills, Illinois  60061-1360
                           Telecopy Number:  800-548-5160

                                  ARTICLE XVIII
                         AMERICANS WITH DISABILITIES ACT
                         -------------------------------

         Notwithstanding anything to the contrary contained in this Lease, Landlord is and shall be solely responsible for ensuring that at the time of the Commencement Date, the Leased Premises and the Building are in full compliance with Title III of the Americans With Disabilities Act (42 U.S.C. SS. 12101 et seq. - hereinafter referred to as ADA), and all regulations pursuant thereto (the REGULATIONS). Landlord hereby indemnifies, saves, and holds harmless Tenant from and against any and all claims, demands, causes of action, suits, losses, costs, and expenses (including, without limitation, attorneys' fees and litigation costs), damages, penalties and fines asserted against, suffered or incurred by, Tenant in any way relating to or arising from, in whole or in part, an actual or asserted claim that the Leased Premises or the Building (or any portion thereof), were in violation of the ADA or the Regulations as of the Commencement Date. In the event ADA and/or the regulations are amended in the future which may result in the Leased Premises and/or the Building becoming out of compliance, the Landlord shall be solely responsible for the cost of any major structure changes which may be required to place the Building in full compliance with said amended ADA or Regulations; however, the Tenant shall be solely responsible for the cost of any other required modifications or changes to the Leased Premises.

                                   ARTICLE XIX
                                     GENERAL
                                     -------

         A. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rental nor any other provision contained herein, nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of the landlord and tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

         B. The various rights and remedies herein contained and reserved to each of the parties shall not be considered as exclusive of any other right or remedy of such party, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute. No delay or omission of the right to exercise any power by either party shall impair any such right or power, or shall be construed as a waiver of any Event of Default or as acquiescence therein. One or more waivers of any covenant, term, or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, term, or condition. The consent or approval by either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act, and specifically the acceptance of a late payment of Rental by the Landlord, shall not constitute a waiver of the obligation of the Tenant to make all future payments in a timely manner as provided for herein.

         C. The laws of the State of Illinois shall govern the validity, performance, and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

         D. The headings of the several articles contained herein are for convenience only and do not define, limit, or construe the contents of such articles.

         E. The covenants, agreements, and obligations herein contained shall extend to, bind and inure to the benefit not only of the parties hereto but their successors and assigns, with the exceptions as stated herein.

         F. Whenever a period of time is herein provided for Landlord or Tenant to do or perform any act or thing, neither shall be liable or responsible for any delays due to strikes, riots, acts of God, shortages of labor or materials, national emergency, acts of a public enemy, governmental restrictions, laws or regulations, or any other cause or causes whether similar or dissimilar to those enumerated, beyond its reasonable control.

         G. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental herein stipulated or other charges shall be deemed to be other than on account of the earliest stipulated amount, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rental or other charges or pursue any other remedy in this Lease provided.

         H. This Lease and the Exhibits, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Leased Premises, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. This Lease consists of the following:

         Lease of 31 Pages
         Exhibit A - Legal Description
         Exhibit B - Site Plan
         Exhibit C - Tenant Plans
         Exhibit D - Contract Prices and Estimates
         Exhibit E - Protective Covenants
         Exhibit F - Estoppel Certificate

         I. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, except for CB Commercial and Stein & Company, which Landlord agrees to pay; and each of the parties agree to indemnify and hold harmless the other against all liabilities arising from any such claim other than from CB Commercial and Stein & Company, including, without limitation, the cost of counsel fees and costs in connection therewith.

         J. So long as the Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the Term hereof, peacefully and quietly have and enjoy the possession of the Leased Premises, and the Landlord shall and will warrant and defend the Leased Premises on behalf of the Tenant against any and every person claiming the whole or part thereof.

         K. Tenant shall from time to time, within ten (10) days after written request by Landlord, execute, acknowledge, and deliver to Landlord an Estoppel Certificate in the form and content set forth in Exhibit F, attached hereto and made a part hereof.

         L. Whenever or wherever the consent of the Landlord or Tenant shall be required hereunder, the same shall not be unreasonably withheld or delayed.

                                  ARTICLE XX
                              DISPUTE RESOLUTION
                              ------------------

         A. The parties shall attempt in good faith to resolve all disputes promptly by negotiation. Any party may give the other party written Notice of any dispute not resolved in the normal course of business. Senior executives of both parties shall meet at a mutually acceptable time and place within ten (10) days after delivery of such Notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days from the referral of the dispute to senior executives, or if no meting of senior executives has taken place within fifteen (15) days after such referral, either party may initiate mediation as provided hereinafter. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State rules of evidence.

         B. In the event that any dispute arising out of or relating to this Lease is not resolved in accordance with the procedures provided in Section A above, the dispute shall be submitted to mediation with American Arbitration Association (AAA), in Chicago, Illinois. If the mediation process has not resolved the dispute within thirty (30) days of the submission of the matter to mediation, or such longer period as the parties may agree, then the dispute shall be decided by arbitration as set forth below.

         C. All claims, disputes, and other matters in question not resolved by mediation, including whether either of the parties are responsible for the payment of fees, costs and attorneys fees (hereinafter collectively referred to as the CONTROVERSY) shall be decided by binding arbitration by the AAA in accordance with the Arbitration Rules of the AAA then in effect. This agreement to submit to binding arbitrate shall be specifically enforceable under the prevailing arbitration law of any court of competent jurisdiction. Notice of demand for arbitration must be filed in writing with the other party to this Lease and with the AAA. The demand must be made within a reasonable time after the Controversy has arisen. In no event may a demand for arbitration be made if the Controversy would be barred by the applicable statute of limitations.

                                  ARTICLE XXI
                            RIGHT OF FIRST REFUSAL
                            ----------------------

         A. Providing the Tenant has not committed an uncured Event of Default, the Landlord hereby grants to the Tenant a right of first refusal to lease any remaining space in the Building. When the Landlord has received a bona fide written proposal signed by a third party to lease any space in the Building acceptable to the Landlord, the Landlord shall first send a Notice to the Tenant including a copy of the proposal, which shall include but not limited to, the location in the Building of the offered space (herein FIRST REFUSAL PREMISES), its rentable square feet, the rental, the term, tenant improvement allowances and rent allowances if any, the commencement and termination dates, rights to expansion space, renewal options, and any other special terms or conditions the Landlord deems pertinent. This Notice and copy of the proposal shall hereinafter be referred to as FIRST REFUSAL NOTICE. The Tenant shall have fifteen (15) days thereafter to elect, in writing, to agree to lease the First Refusal Premises upon the provisions set forth in the First Refusal Notice. In the event the Tenant fails to exercise its rights hereunder by notifying the Landlord in writing within the fifteen (15) day period the Landlord shall have the right to enter into a lease with the said thirty party described in the First Refusal Notice but only upon substantially the same economic terms set forth therein. If the Landlord substantially and materially changes or alters the economic terms of the lease to the third party, the Landlord shall give the Tenant a new First Refusal Notice, and the Tenant shall again have the same rights as provided for above.

         B. In the event the Tenant exercises its right of the first refusal provided in this Article XXI, the Landlord shall thereupon prepare a lease amendment to this Lease based upon the terms of said First Refusal Notice. If the Landlord and the Tenant, both acting reasonably and fairly, cannot agree upon the terminology of the said amendment within thirty (30) days after the delivery to the Tenant of the initial draft of the amendment, then the Landlord may elect, upon written Notice to the Tenant, to terminate this right of first refusal as to that particular First Refusal Premises and lease the First Refusal Premises to the third party upon the same economic terms and provisions as in the First Refusal Notice.

         C. The Tenant's refusal or failure to exercise its rights under this
Article XXI as to a particular set of terms for a particular First Refusal Premises, or the inability of the Tenant to agree on the terminology of a lease agreement, shall not terminate this right of first refusal as to any other spaces or the same space being offered for lease thereafter.

         D. After the exercise of the rights provided in this Article XXI, and the entry by both parties into a lease agreement for the lease of the First Refusal Premises, the term Leased Premises, as applied in this Lease, shall also apply to the First Refusal Premises.

         E. This Right of First Refusal shall not apply to any space in the Building being leased by Motorola, Inc. and/or any of its subsidiaries or affiliates.

                                  ARTICLE XXII
                                OPTION TO REVIEW
                                ----------------

         Provided the Tenant has not committed an uncured Event of Default, the Tenant shall have the right to renew this Lease and lease the Leased Premises for one (1) five (5) year period, hereinafter referred to as the EXTENDED TERM, upon the same terms and conditions set forth herein with the following exceptions:

         A. The monthly Fixed Rent to be paid by the Tenant during the first year of the Extended Term shall be the greater of the following:

                  (a) Forty Six Thousand Nine Hundred and Sixty Five and 23/100 Dollars ($46,965.23); or

                  (b) Thirty-Eight Thousand Five Hundred and Forty Six and 53/100 Dollars ($38,546.53), plus that sum determined by multiplying the percentage increase of the PRICE INDEX between the month of April 1997 and April 2004 times Thirty-Eight Thousand Five Hundred and Forty Six and 53/100 Dollars ($38,546.53).

         B. The Fixed Rent during the second (2nd) year of the Extended Term, and in each year thereafter, shall be increased by two and one-half Percent (2.5%) of the preceding year's Fixed Rent.

         C. The word "year" as used in this Article shall mean the period from July 1 to June 30.

         D. The Price index means the consumer price index published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items and Major Group Figures for Urban Wage Earners and Clerical Workers (1982-84=100). If a substantial change is made in the manner of computing the Price Index, then the Price Index will be adjusted to the figures that would have been used had the manner of computing the Price Index be the same as that in effect as of the Commencement Date.

         If the Price Index is not available, a reliable governmental or other nonpartisan publication evaluating the information used in determining the consumer price index shall be applied for the purposes of this
         Article XXII.

         E. To exercise this renewal option, the Tenant must give the Landlord written Notice, on or before July 1, 2003.

         F. Upon the exercise of this renewal option, the word Term as defined in this Lease shall also apply to the Extended Term, and the term Termination Date shall be defined as the last date of the Extended Term.

         G. All other terms and conditions of this Lease shall be in full force and effect during the Extended Term, including the obligation to pay Additional Rent.

         H. This renewal option shall be exercised only as to all the Leased Premises leased by the Tenant at the time of the Notice.

                                  ARTICLE XXIII
                            SECURITY LETTER OF CREDIT
                            -------------------------

         A. Tenant, contemporaneously with the exception of this Lease, shall deposit with Landlord, an unconditional and irrevocable letter of credit in favor of the Landlord in the amount of Five Hundred Thousand Dollars ($500,000), hereinafter referred to as the L/C DEPOSIT. The L/C Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by said Tenant to be kept and performed.

         B. The form, provisions and terms of the L/C Deposit shall be as follows:

         (a) The L/C Deposit shall be drawn on a bank approved by the Landlord (hereinafter referred to as the L/C BANK), which approval will not be unreasonably withheld or delayed.

         (b) The expiration date of the L/C Deposit shall be April 1, 2002. If the expiration date of the L/C Deposit is prior to April 1, 2002, the Tenant must supply a new L/C Deposit, extending the expiration date for a period of at least one (1) year, thirty (30) days prior to the expiration date. Failure on the part of the Tenant to supply such new L/C Deposit on a timely basis, shall be considered as an Event of Default of this Lease.

         (c) The amount of the L/C Letter shall decrease One Hundred Thousand Dollars ($100,000) annually on the anniversary date of the Commencement Date, as follows:

                  (1)      April 1, 1998 - $400,000
                  (2)      April 1, 1999 - $300,000
                  (3)      April 1, 2000 - $200,000
                  (4)      April 1, 2001 - $100,000
                  (5)      April 1, 2002 -    00

         (d) The Landlord shall have the right to draw on the L/C Letter if the Tenant has committed an Event of Default, and the cure period (if any) expired without appropriate remedial actions by the Tenant, and as a result thereof, the Landlord elected to either terminate the Lease or terminate the Tenant's right to possession of the Leased Premises without terminating the Lease (pursuant to Article XV B). The

         L/C Bank shall pay to the Landlord the amount of the L/C Letter when it is personally served with a letter from LAMCO, or from such other agent as Landlord may from time to time hereafter designate in writing to the L/C Bank, which shall contain the following wording:

                  "Allscrips Pharmaceuticals, Inc. ("Allscrips") has committed an Event of Default, pursuant to the provisions of a Lease agreement dated October __, 1996, and any cure period as provided in the Lease Agreement has expired without Allscrips remedying the Default, and the Landlord has terminated the Lease Agreement or terminated Allscrips' right to possession of the Leased Premises."

         (e) The form and the remainder of the working of the L/C Letter shall be subject to the approval of the Landlord, which approval will not be unreasonably withheld or delayed.

         C. At any time during the Term, should either one of the two events occur, the Landlord shall return the L/C Letter to the Tenant and no further security shall be required of the Tenant:

         (a) An initial public offering of the stock of the Tenant which results in net proceeds, after commissions and expenses, of Twenty Five Million Dollars ($25,000,000) or more being added to the working capital of the Tenant; or

         (b) The merger of the Tenant into a company which, prior to the merger, has a net worth of Twenty Million Dollars ($20,000,000) or more.

                                  ARTICLE XXIV
                       TRUSTEE'S AUTHORITY AND EXCULPATORY
                       -----------------------------------

AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO hereby represents and warrants that it is fully empowered and authorized to execute this Lease on the terms and conditions contained herein pursuant to the Trust Agreement dated May 15, 1994, and known as Trust Number MP - 012430, and that such terms and conditions do not violate the provisions of such Trust. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings, and agreements herein made on the part of the Landlord while in form purporting (except as herein otherwise expressed) to be the representations, covenants, undertakings, and agreements of the Landlord are nevertheless each and every one of them, made and intended not as personal representations, covenants, undertakings, and agreements by the Landlord or for the purpose or with the intention of binding the Landlord personally, but are made and/or intended for the purpose of binding the Site and the Building; that this Lease is executed and delivered by said Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such trustee; that no duty shall rest upon Landlord to sequester the trust estate or the rents, issues, and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, or any of the beneficiaries under said Trust Agreement, on account of this Lease or on account of any representations, covenants, undertakings, or agreements of the Landlord in this Lease contained herein either expressed or implied; all such personal liability, if any, being expressly waived and released by the Tenant herein and by all persons claiming by, through, or under said Tenant.

         IN WITNESS WHEREOF, we have set our hands and seal to this Lease the day and year first above written.

                                    LANDLORD:
                                    AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                    CHICAGO, as trustee as aforesaid
Attestation not required by
American National Bank and
Trust Company of Chicago
By-Laws
                                    /s/ Dennis John Carrara
----------------------------        -------------------------------------------
Secretary                           _____ President   SECOND VICE PRESIDENT




                                    TENANT:
                                    ALLSCRIPS PHARMACEUTICALS, INC., an Illinois
                                    Corporation

/s/ John Cull                       /s/ Michael E. Cahr
----------------------------        --------------------------------------------
Secretary                           President

                            LANDLORD'S ACKNOWLEDGMENT
                            -------------------------
STATE OF ILLINOIS
COUNTY OF COOK

         I, Margaret O'Donnell, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT Dennis John Carrara, SECOND VICE PRESIDENT personally known to me to be the _____ President and _________________________ personally known to me to be the _____ Secretary of the AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as said President and said Secretary of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Trust Agreement, dated May 15, 1994, and known as Trust No. MP-012430, and by the direction of the beneficiaries thereof, for the uses and purposes therein set forth.

         Given under my hand and notarial seal this 24 day of October, 1996.


                                            /s/ Margaret O'Donnell
                                            ------------------------
                                            Notary Public

         My commission expires 5-10-97.
                               --------

                                                       [SEAL]

                            TENANT'S ACKNOWLEDGMENT
                            -----------------------
STATE OF ILLINOIS
COUNTY OF COOK

         I, Sheryl Kemble, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT Michael E. Cahr personally known to me to be the President of ALLSCRIPS PHARMACEUTICALS, INC., an Illinois Corporation, duly licensed to transact business in the State of Illinois, and John G. Cull, personally known to me to be the _____ Secretary of said corporation and personally known to me to be the same persons who names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as President and Secretary of said corporation, and caused the corporate seal to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         Given under my hand and notarial seal this 15 day of October, 1996.


                                            /s/ Sheryl Kemble
                                            --------------------
                                            Notary Public

         My Commission expires:  1-24-98.
                                 --------

                                                       [SEAL]

                              CONCEPTS II BUILDING
                              --------------------

                                Legal Description
                                -----------------


Lots 8 & 9 of Block 2 of Lincoln Commerce Center, a subdivision of parts of the Southwest 1/4 and the Southeast 1/4 of Section 12, and the Northeast 1/4 of
Section 13, all in Township 44 North, Range 10, East of the Third Principal Meridian, in Lake County, Illinois.








                                    EXHIBIT A

                            [Floorplan appears here]

                                    EXHIBIT B

                                  TENANT PLANS






                                 TO BE ATTACHED









                                    EXHIBIT C

                          CONTRACT PRICES AND ESTIMATES







                                 TO BE ATTACHED








                                    EXHIBIT D

                       DECLARATION OF PROTECTIVE COVENANTS
                           FOR LINCOLN COMMERCE CENTER
                             LIBERTYVILLE, ILLINOIS


         This Declaration of Protective Covenants (hereinafter "Declaration") is made effective the 8th day of September 1989, by LaSalle National Bank, not personally but as Trustee under Trust No. 113790 dated November 1, 1988, and by LaSalle National Bank, not personally but as Trustee under Trust No. 113097 dated March 15, 1988, (hereinafter collectively referred to as the "Declarants"), as the owners of real property located in the Village of Libertyville, which properties are commonly known as "Lincoln Commerce Center" and which properties are legally described in Exhibit "A" of this Declaration, which Exhibit is attached hereto and incorporated herein as if fully stated, and which properties are hereinafter referred to as the "Property".

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Lincoln Commerce Center is being developed as an office and industrial complex by the Declarants, and Declarants desire to provide for the preservation of the values and amenities thereof for the benefit of the Property, to create certain easements appurtenant to all or a part of the Property, and to provide for the use, maintenance, and repair thereof for any and all subsequent Owners (as defined hereinafter), all of which shall inure to the benefit of and pass with the Property and shall apply to and bind successors in interest and any subsequent owners thereof.

         NOW, THEREFORE, the Declarants hereby declare that any interest in the Property is and shall be held, conveyed, and occupied subject to the covenants, easements, charges, liens, and restrictions hereinafter set forth (hereinafter the "Protective Covenants").

I.                THE PROPERTY.

         The Property affected hereby and subject to this Declaration is commonly known as Lincoln Commerce Center, a planned development located within the Village of Libertyville, Lake County, State of Illinois.

II.               DEFINITIONS.

         The following words, when used in this Declaration or any Supplemental or Amended Declaration (unless the context shall specifically provide otherwise), shall have the following meanings, interpretations and effects:

         A. "Association" - A to be formed not-for-profit Illinois corporation to be known as "Lincoln Commerce Center Association" (or by such other name as may be available at the time of its incorporation) for the purpose of owning and/or maintaining the Common Areas (as hereinafter defined) and for such other purposes as may hereinafter be set forth to effectuate the intent of this Declaration. For the purposes of this

                                       1
                              Exhibit E (30 pages)

Declaration, references to the Association or its Board shall mean the Declarants until such time as the Association is formed. Similarly, references to the Declarants shall mean the Association from and after the referenced rights or duties are assigned to or devolves to the Association in accordance with the terms hereof.

         B. "Building Site" - Any lot within the Property upon which a building or buildings and appurtenant structures may be erected, including, without limitation, any lot appearing on any recorded subdivision plat or plan pertaining to the Property.

         C. "Common Area" - Those areas designated "Common Area", "Private Water Detention Easement", "Wetlands and Stormwater Management Facilities", or "Out Lots" on the Plat of Subdivision of the Lincoln Commerce Center, recorded in the Office of the Recorder of Deeds of Lake County on November 13, 1989, as Document No. 2850008 (the "Plat of Subdivision") and/or on any amendments or corrections thereto, any facilities appurtenant thereto, berms, entryway signs or monuments and landscaping located in the rights-of-way adjacent to or on the Property, any reservoir or pumping station located on the Property and serving the Property (unless conveyed to the County of Lake or to the Village) and any other areas, improvements or facilities within the Property intended for the common use or benefit of the Owners and which areas, improvements or facilities have not been dedicated to and accepted by the Village or other governmental bodies, which are so designated in this Declaration or by Declarants in a duly recorded instrument.

         D. "Default Interest Rate" - A per annum interest rate equal to four percent (4%) above the rate then being charged from time to time by the First National Bank of Chicago to its largest customers of the highest credit standing for short term unsecured loans

         E. "Improvements" - All structures or other changes to the Property, Building Site, or a parcel or lot of any kind, whether above or below grade, including, but not limited to, buildings, fences, equipment, utility installations, sending or receiving antennae, storage, loading, and parking facilities, walkways, driveways, landscaping, signs, site lighting, site grading, earth movement and any exterior additions, changes, or alterations thereto.

         F. "Owner" - The Party holding legal or equitable title to a Building Site and the Improvements thereon, excluding the Declarants.

         G. "Owners" - Collectively the parties holding legal or equitable title to all Building Sites and the Improvements thereon, excluding the Declarants.

         H. "Party" - An individual, corporation, partnership, or legal entity, public or private.

         I. "Storm Water Facilities" - The storm water system serving the Property, in whole or in part, including areas designated Private Water Dentention Easement or Wetlands and Stormwater Management Facilities on the Plat of Subdivision, conduits, inlet and outlet storm sewers and structures, wells (including electrical service and discharge pipes) designed to replenish retention ponds, catch basins, inlets, inlet leads, catch basin leads, wet lands, detention basins, retention ponds, the immediate adjacent table land to such basins and ponds, and irrigation systems servicing the Property or the Common Area. There shall be excluded from Storm Water Facilities (1) storm water collecting facilities dedicated to and accepted by or owned by governmental bodies or which governmental bodies have agreed to maintain and (2) storm water collecting sewers and facilities within a Building Site, the principal purpose of which is to serve such Building Site.

         J. "Village" - The Village of Libertyville, an Illinois municipal corporation, and its successors.


III.              PURPOSE.

         The purpose of this Declaration is to seek to ensure the proper development and use of each Building Site; to protect the Owners, tenants or occupants, present or future, of all Building Sites against the improper development and use of each Building Site, against the improper development and use of other Building Sites as will depreciate the value of his Building Site; to prevent the erection in the Lincoln Commerce Center of Improvements of unsuitable design, or those built using improper or unsuitable materials, or which otherwise violate the terms of this Declaration; to prevent haphazard and inharmonious Improvements; to secure and maintain sufficient setbacks from streets and adequate free spaces between structures; and, in general, to establish and maintain the values and amenities of an attractive setting for business and industry with ample open area and high quality structures and landscaping. This Declaration is further intended to complement applicable governmental and municipal regulations, and where conflicts occur, the most restrictive requirements shall be applied.


IV.               IMPROVEMENT COVENANTS.

         No Improvements may be constructed by Owners on any portion of the Property unless they comply with the provisions of this Section IV.

         A. ZONING. The zoning of Lincoln Commerce Center is M-3 Planned Industrial District, in accordance with Chapter 33.16.4 of the Libertyville Municipal Code, hereinafter referred to as "Zoning Code." All Improvements shall conform to the Zoning Code. Any application to change the zoning of any Building Site requires the prior written approval of the Declarants, or of the Association in the event the rights of Declarants have been transferred or assigned to the Association. Notwithstanding anything herein to the contrary, Declarants reserve the right to change the use and zoning of any Building Site Declarants own, subject only to approval by the Village.

         B. CONSTRUCTION.

                  1. MATERIALS. All Improvements shall be constructed with high quality permanent materials and shall be designed to be durable and easily maintained. All Improvements and other structures within the Lincoln

Commerce Center shall have exterior walls constructed of attractive materials which have been approved by Declarants. Subject to the Declarants' review and approval of color, design and application, all exterior materials shall be face brick, stone, glass, exposed aggregate panels, textured concrete, steel, aluminum or wood. Equivalent or better materials and any combination of the above materials may be used in well conceived and creative applications as approved by Declarants. Common brick, concrete block, cinder block, and split face block are specifically prohibited on any exterior wall. Accessory buildings and enclosures and any structures that are appurtenant to any building shall be approved by Declarants and shall be of similar or compatible materials, design and construction.

                  2. EXTERIOR EQUIPMENT. Exterior mechanical and electrical equipment, including without limitation air conditioning and heating equipment, air handling equipment, transformers, transclosures, pump houses, communication towers, microwave or communications satellite dishes, vents and fans, whether mounted on the roof or walls of any building or on the ground, shall be placed or screened so that the predominant design lines of the building or structure continue without visual distraction or interruption. If any such equipment is not screened from the view of anyone within any street right-of-way by the building exterior walls, such equipment shall be separately screened either by approved building materials or otherwise. The height of any such screening shall be at least equal to the height of the equipment to be screened.

                  3. UTILITIES. All plans and specifications shall provide for the underground installation of all utilities from Building Site lot lines to Improvements and shall provide for appropriate safety measures or other controls, whether of a temporary or permanent nature, as may be prudent under the circumstances and as set forth by local, state, or federal governmental agencies. Any connection of underground utility involving crossing a public roadway shall be accomplished only by auguring and casing the carrier pipe. Wherever feasible, utility connections made above ground level shall be located within buildings. If utility connections are above ground and not within a building, such as exposed utility boxes, where feasible they shall be screened using landscaping or other suitable designs and materials.

         C. OBJECTIONABLE USES. Any use which is deemed by the Declarants to be incompatible or objectionable, including without limitation any use which, in the Declarants' opinion, might product offensive or unusual odors, fumes, dust, smoke, noise or pollution, or which might produce an unusual danger of fire, explosion or other casualty, shall not be permitted in Lincoln Commerce Center. All business, production, servicing and processing shall take place within completely enclosed structures unless expressly approved by the Declarants.

         D. PARKING.

                  1. PARKING AREAS. Each Building Site shall contain all required parking facilities entirely within the site. Parking on street rights-of-way is expressly prohibited. No parking areas or driveways, except access driveways, shall be constructed within the required front setbacks of any Building Site.

                  2. TRAILER PARKING. No storage or overnight parking of trucks or truck trailers shall be permitted except in off-street loading areas or as expressly approved by the Declarants.

                  3. REQUIRED SPACES. The number and location of the required parking spaces shall be subject to the then applicable zoning and building code ordinances and regulations of the Village. Prior to an Owner applying to the village for a variance or change of the applicable zoning and building parking standards, the written approval of the Declarants must be obtained.

         E. OFF-STREET LOADING AREAS. Provisions for handling all truck service shall be totally within each Building Site. No off-street loading areas or loading docks shall be located within forty feet (40') of the closest point of intersection of two (2) or more public or private rights-of-way. Loading space adjacent to any street must be totally enclosed within a building. Open off-street loading spaces, not adjacent to streets, shall be adequately screened from adjacent streets and abutting Building Sites by a fence, wall, door, landscaping or combination thereof.

         F. OUTSIDE STORAGE AND DISPLAYS. The outside display of materials or merchandise for advertising or merchandising purposes is prohibited. Outdoor storage of any kind shall be permitted only upon prior approval of the Declarants, and then generally only behind a principal building or within the rear half of the Building Site, if screened from the view of anyone within any street right-of-way and abutting Building Sites by screening walls, earth berms or plant material at least equal in height to the material being stored. All equipment and facilities for the bulk storage of liquids, petroleum products, fuels, refuse, water and similar materials shall be deemed to be outside storage. Any trash in garbage, storage, pickup areas, receptacles or dumpsters shall be located within an enclosed building or an area (open to the sky) enclosed by screening walls, earth berms or plant materials at least equal in height to the material being stored. Such storage areas or structures shall not be located within required front, side or rear yard areas.

         G. LANDSCAPING.

                  1. GENERALLY. All open areas on each Building Site not occupied by buildings, structures, outside storage areas, parking areas, street right-of-way paved areas, driveways, walkways and off-street loading areas shall be suitably graded and drained and shall be landscaped with lawns, trees, and shrubs. Lawns shall be seeded or sodded with bluegrass predominant mixtures. A landscape plan must be submitted to Declarants in accordance with Section V for review and approval. All completed landscaping may not be subsequently altered without the approval of Declarants.

                  2. PRESERVATION OF TREES. All reasonable efforts shall be made to preserve the existing trees on each Building Site. Removal of any existing trees shall be subject to the approval of the Declarants.

                  3. PARKING AREAS. Parking areas adjacent to a street shall be screened from the street(s) by landscaped berms, hedges, or plantings. There shall be landscaped buffer strip between every parking area and adjacent Building Sites at least eight feet (8') wide as measured from the Building Site lot line. Said buffer strip shall contain at least one shade tree, at least three inches (3") in diameter, for every forty (40) lineal feet of parking area.

                  4. MINIMUM PLANTING REQUIRED. Each Building Site shall be planted with the trees, bushes and other plantings as may be from time to time required by the Village. It is recommended that trees be grouped in clusters and oriented to harmonize with adjacent landscaping in place or proposed landscaping.

                  5. LANDSCAPE MAINTENANCE. All landscaping on each Building Site and on the landscaped portions and curbs of any abutting street right-of-way shall be properly maintained by the Owner or tenant of the Building Site, which maintenance shall include removal of all trash and debris and all necessary cutting, watering, fertilizing, aerating, spraying, pruning and required replacements.

                  6. TIME. All landscaping on each Building Site shall be completed within sixty (60) days after occupancy of, or completion of the major or primary building thereon, whichever event first occurs. The time for completion may be extended by Declarants if there are delays caused by adverse weather conditions or by other causes beyond reasonable control. If any Owner fails to undertake and complete its landscaping within the time limit set forth above, Declarants may, at their option, after giving such Owner ten (10) days' prior written notice (unless within said ten (10) day period the Owner of said Building Site shall proceed and thereafter pursue with diligence the completion of such landscaping), undertake and complete the landscaping of such Building Site in accordance with the approved landscaping plan therefor. If Declarants undertakes and completes such landscaping because of the failure of Owner to complete the same, the costs of such landscaping together with interest thereon at the Default Interest Rate shall be assessed against the Owner and if said assessment and interest is not paid within thirty (30) days after written notice of such assessment from Declarants, said assessment and interest will constitute a lien against the Building Site and may be enforced as set forth in Section VIII.A.7. hereof.

                  7. LETTER OF CREDIT. In addition to the foregoing, each Owner shall deliver to Declarants no later than ten (10) days subsequent to approval of the landscaping plans by Declarants, an irrevocable unconditional letter of credit in form satisfactory to Declarants, issued by a commercial bank or savings and loan association approved by Declarants, in the amount of the estimated cost of the landscaping for its Building Site. Said letter of credit may be drawn upon by Declarants to pay the costs of completion of the landscaping in the event that the landscaping is not completed within the time set forth in this Section IV.G. hereof and Declarants elects to undertake and complete the same. Upon completion of the landscaping by Owner in accordance with the approved plans, the letter of credit shall be promptly returned by Declarants to Owner. Notwithstanding the foregoing, an Owner may furnish other security satisfactory to Declarants to ensure completion of the landscaping in accordance with the plans approved therefor.

         H. FENCING. Fencing shall be permitted only to secure outside storage or in connection with design screening. All fencing must be approved by Declarants and be constructed with materials compatible with those used in the major building in the Building Site. All metal fencing shall be screened by landscaping.

         I. EXTERIOR LIGHTING.

                  1. PLAN. Each Building Site shall have adequate exterior lighting for its intended use minimizing glare and without creating lighting which would be annoying to other Building Sites. An exterior lighting plan must be submitted to Declarants in accordance with Section V for review and approval.

                  2. COLOR, TYPE. All exterior lighting shall be of the high pressure sodium vapor type and/or color. No neon lights and no traveling, flashing or intermittent lighting of any kind shall be permitted.

                  3. POLE HEIGHT. All pole mounted exterior lighting fixtures shall be on poles no higher than twenty feet (20').

                  4. HOURS OF OPERATION. All exterior lighting shall be continuously operated each night from dusk until midnight unless the operations of the Building Site require twenty four (24) hour lighting, in which case the exterior lighting shall be operated all during the nighttime hours.

                  5. UNDERGROUND WIRING. All wiring for exterior lighting shall be installed underground.

         J. SIGNS AND GRAPHICS. All signs, visible from the exterior of any building, must be submitted to the Declarants in accordance with Section V for review and approval prior to their installation, and shall be maintained in a safe and presentable condition at all times, including replacement of defective parts, painting, repainting, cleaning and any other necessary maintenance acts. The Declarants shall maintain and replace as necessary any signs identifying "Lincoln Commerce Center," the location and design of which shall be determined by Declarants as approved by the Village. All signs must conform with the standards set forth hereinafter, which standards may be subject to change and amendment by the Declarants from time to time:

                  1. One (1) free-standing ground sign shall be allowed per Building Site.

                  2. Signs may be illuminated (internally or by direct ground mounted illumination) or non-illuminated.

                  3. The size, shape and color of the sign shall be in aesthetic balance with itself, the size of the Building Site, the amount of street frontage, the size and nature of the Improvements, and the surrounding properties, as may be determined solely by the Declarants in a uniform and consistent manner.

                  4. The height of the sign should be predetermined so that the center line of the main panel is always at the optimum viewing height for a person seated in an automobile. In no event should the height of a free-standing sign exceed ten (10) feet measured from curb elevation.

                  5. A sign cannot be located in street right-of-ways, but can be located in any front or side yard area that does not obstruct the sight lines at a street or driveway intersection, as determined by the Village. Sign location should also not block or detract from adjacent property.

                  6. The base of the sign must be landscaped.

                  7. Only a corporate name, type of business, street address, logo, or corporate graphics may appear on the sign.

                  8. Flashing, animated, moving, inappropriately colored, roof, canopy or marquee signs are prohibited.

                  9. No off-premises signs are permitted.

                  10. Signs shall comply with all standards established by the Village.

                  11. Messages or symbols to inform, direct or control shall appear on informational/directional signs, which shall be uniform as to material, color and shape and harmonious with surroundings. Advertising shall be prohibited on these signs. All lettering should be Helvetica Medium upper case or lower case. These signs shall be low to the ground, small in size and of a number which are reasonably necessary for the purpose intended (as the Declarants may be determine).

                  12. Multi-tenant buildings occupied by two or more tenants shall meet the same standards for corporate identification signage and informational/directional signage as outlined hereinabove and below, with the following exceptions:

                  a) An owner of a multi-tenant building may establish, subject to the approval of the Declarants, a Uniform Signage Package which would be compatible and harmonious with the architectural scheme of the Property and the Building Site, and also be in general compliance with the intent of these signage guidelines, but would also allow some minor variances to meet the unique needs of a multi-tenant facility.

                  b) All signage in a multi-tenant property should be uniform as to color of sign frame system, if any, shape, size and placement. The main panel of the property identity sign may be of uniform color and have standardized lettering, or may allow for individualized colors and corporate logos and graphics.


                  13. A simple, single line sign with uniform lettering not to exceed 5" in height may be affixed or placed on the exterior of a loading dock door or service area designating the name of the Party being serviced.

                  14. All construction signs used for information purposes, signs for sale, lease and development, and subdivision signs shall be submitted for approval to the Declarants. All signs indicating the name of the general contractor, subcontractors, architects, engineers, financiers, or other individuals or corporations involved in the construction on a Building Site shall be prohibited unless such signage is on or attached to the construction trailer located on the site during the period of construction. For the purpose of identifying a specific construction site or project within Lincoln Commerce Center, the developer, owner, or occupant may erect one (1) 4' x 8' single face, non-illuminated sign setting forth only the following: "Future facility for (name of Company)", and the Lincoln Commerce Center address. The Lincoln Commerce Center logo, if any, may also be incorporated in this sign. Construction signage shall be removed immediately following building completion. Lease and development signage shall be removed once all building(s) have been completed and are 90% occupied as determined by square footage.

                  15. All signs shall be maintained by the Owner or the tenant in a safe and presentable condition at all times, including replacement of defective parts, painting, repainting, cleaning and any other necessary maintenance acts.

                  16. The Declarants shall have the right to enter onto any Building Site to remove any sign erected without prior written approval, and the Owner and/or tenant shall assume all costs and damages occasioned by such removal.

         K. VILLAGE APPROVALS.

         The compliance by an Owner with any or all of the provisions of this
Section IV herein, or of any other Section of this Declaration, shall not excuse the Owner from complying with all the ordinances, zoning, statutes, rules, regulations and requirements of the Village, County of Lake, State of Illinois, United States, or any other governmental bodies having jurisdiction over the Property.

         L. COMMONWEALTH EDISON NORTHERN DIVISON HEADQUARTERS.

         Prior to the execution and recording of this Declaration, construction had commended on a portion of the Property for the Northern Division Headquarters buildings of Commonwealth Edison Company. The building plans, site and layout of buildings, landscaping plans, fencing, parking lots, outdoor storage, off-street loading areas, engineering and all other aspects of the construction thereof is considered approved by the Declarants. In the event such approved plans are at variance with the construction standards and requirements or other procedures set forth herein, such variances are acknowledged and approved by the Declarants, and such approval shall be binding upon the Association and other successors in interest to the Declarant.

V. SUBMITTAL PROCEDURES.

         A. REQUIRED PROCEDURES. Prior to application to the Village to obtain the various approvals as may be required from time to time, Owners or their designated representative must present their development proposals to Declarants. Only after approval by the Declarants as provided for herein, may an Owner commence the approval and permit process with the Village.

         B. SUBMISSION DOCUMENTS. Owners or their designated representatives shall submit detailed information in writing regarding the proposed use of the Building Site, copies of all permits and any accompanying correspondence, erosion and sedimentation control plans and other plans submitted for governmental approval, and three (3) full sets of construction plans, drawings, and specifications showing or stating all aspects of the exterior of the Improvement, site layout, landscaping and engineering of the proposed Improvement, including without limitation, the following, all hereinafter referred to as "Plans and Specifications":

                  1. Location of all structures, easements, street rights-of-way, and setback lines;

                  2. Location of all walks, driveways and curb lines;

                  3. Layout and location of all parking areas, including location and dimensions of all spaces, circulation aisles, islands, curbs and bumpers;

                  4. Layout and location of all off-street loading areas;

                  5. Layout and location of all outside storage areas, including identification and size of the material to be stored and location and dimensions of all fencing and screening;

                  6. All landscaping, including location, heights, spread, type and number of trees and shrubs and location and type of all ground cover and lawn material;

                  7. Location, height, intensity and fixture type of all exterior lighting;

                  8. Location, size and type of all pipes, lines, conduits and appurtenant equipment and facilities for the transmission of sanitary sewage, storm water, water, electricity, gas, telephone, steam and other utility services;

                  9. Location, size and type of all fencing;

                  10. Architectural floor plans showing building elevations (all faces of the Improvements), and all other exterior details of each building;

                  11. Building exterior material and color information, including samples;

                  12. Temporary construction sign design;

                  13. Permanent sign and informational/directional signs designs (showing location, size, type and material and color information);

                  14. Site coverage data and calculations, including finished contour lines and spot elevations;

                  15. Parking data and calculations, including base data for projected needs;

                  16. Site drainage data and calculations, including finished contour lines and spot elevations; and

                  17. Description of proposed use.

         C. SCALE AND DETAIL. All architectural plans and construction drawings submitted shall be to a scale of not less than one inch (1") equal to sixteen feet (16'). All site plans submitted shall be to a scale of not less than one inch (1") equal to fifty feet (50').

         D. NO USE PRIOR TO APPROVAL. No Improvement, building, structure, sign or improvement of any kind shall be commenced, installed, erected, placed, assembled, altered, moved onto or permitted to remain on any Building Site, nor shall any use be commenced of any Building Site, unless and until the Plans and Specifications have been submitted to, reviewed and approved in writing by Declarants in accordance with this Section V. No Building Site Owner shall apply to any public authority for any construction or building permits for any project before written approval of the Plans and Specifications have been given by the Declarants.

         E. CHANGES. No construction or use that is inconsistent with, in addition to or materially different from any previously approved Plans and Specifications shall be commenced or permitted until final construction drawings and specifications reflecting such change or addition has been approved in accordance with this Section V.

         F. APPROVAL AND DISAPPROVAL.

                  1. STANDARDS. Declarants shall have the right to disapprove any Plans and Specifications because they are not in accordance with the purposes set forth in Section III and the requirements of Section IV hereof, or because they fail to comply with any requirement of this Declaration or the Lincoln Commerce Center signage standards or because they fail to include any information which is required by this Declaration or which reasonably may have been requested by Declarants. The approval or disapproval of Declarants pursuant to the general provisions of this Declaration shall not be deemed to be limited by reason of any specific illustrations or requirements set forth herein.

                  2. TIME FOR APPROVAL. Declarants shall approve, disapprove, or request any additions or supplemental information relating to any Plans and Specifications within fifteen (15) days after all Plans and Specifications (in the form and substance acceptable to Declarants and in accordance with this Declaration) are submitted, unless during said fifteen (15) day period, Declarants determines that, as a result of the nature of the submittal or the issues raised thereby, an additional period of time is necessary, in which case Declarants shall notify Owner than an additional thirty
(30) day period is required.

         G. DECLARANTS' FEES.

         Declarants shall be entitled to a reasonable fee not to exceed Five Hundred Dollars ($500.00) per acre, in connection with the approvals required under Article IV hereof, which fee shall be payable at the time of submission of the Plans and Specifications for approval to Declarants. The per acre fee shall be subject to review and change by the Declarants from time to time. Declarants shall not be required to approve any Plans and Specifications until they receive the appropriate fee under this Section. Any fees that remain unpaid shall be collectible hereunder in the same manner as a lien for charges under this Declaration. Neither Declarants, nor their agents, employees, successors or assigns shall be liable in damages to any Owner or to any other Party submitting Plans and Specifications to any one or more of them for approval by reason of a mistake in judgment, negligence or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve any Plans and Specifications. Every Party who submits Plans and Specifications to Declarants, for approval as herein provided, agrees by submission of such Plans and Specifications, and every Owner or Party claiming by or through an Owner agrees by acquiring title to any part of the Property of any interest in the Property, that it will not bring any action or suit against Declarants or its agents, employees, successors or assigns to recover any such damages.

         H. GRADING AND ENGINEERING PLANS.

         It is understood and agreed that all grading and engineering plans submitted to the Declarants for approval shall be prepared by a licensed engineer approved by Declarants (which approval shall not be unreasonably withheld) in order that said grading and engineering plans will conform with the overall grading and engineering plans for the Lincoln Commerce Center.

         I. TRANSFER OF REVIEW RIGHTS TO ASSOCIATION. Declarants' right to approve or disapprove Plans and Specifications may, at Declarants' election, be transferred to the Association in accordance with the provisions of Sections VIII and/or XIII, or delegated to an agent in accordance with Section XVII.

         J. DECLARANTS' WAIVER DISCRETION. The Declarants may, in their sole discretion, waive any of the provisions of Section IV or V as it may pertain to a particular Owner or Building Site, and each Owner of occupant of any portion of the Property hereby waives any claim or right for damages or liabilities from the Declarants or the Association which may result from such determination or waiver.


VI. OWNER'S MAINTENANCE OBLIGATIONS.

         A. OWNER'S MAINTENANCE. Each Owner shall at all times maintain, repair, replace and renew or cause to be maintained, repaired, replaced or renewed all Improvements on its Building Site, so as to keep same in a clean, sightly, safe and first-class condition consistent with its original intended appearance ("Owner's Maintenance"). Owner's Maintenance shall include, but not be limited to: the maintenance of all visible exterior surfaces of all buildings and other improvements; the prompt removal of all paper, debris and refuse from all areas of its Building Site and all snow and ice from paved areas; the operation, maintenance, repair, replacement and removal of all storm water drainage facilities located on its Building Site; the repair, replacement, cleaning and revamping of all signs and lighting fixtures; and the mowing, watering, fertilizing, weeding, replanting and replacing of all landscaping. All construction of Improvements shall be promptly commenced and diligently pursed. The Owner of any Building Site under construction shall, at all times, keep public and private streets used by such Owner or its contractors, agents or employees in connection with construction, and the Building Site, free from any dirt, mud, garbage, trash or other debris which might be occasioned by such construction.

         B. DAMAGE TO IMPROVEMENTS. If any Improvement is damaged or destroyed, the Owner shall promptly (but in no event more than Twelve (12) months after the date of the casualty) restore such Improvement to the condition existing prior to such damage or destruction or, in the alternative, raze and remove such Improvement and landscape the Building Site pursuant to a landscaping plan approved as provided in Section V hereof.

         C. LANDSCAPE VACANT BUILDING SITE. If the Owner does not commence construction of Improvements upon the Building Site within six (6) months of the date of recording a Deed to an Owner, the Owner shall landscape the Building Site with no less than an appropriate ground cover, such as field grass or sod, and thereafter maintain such ground cover in a clean, neat and safe condition, keeping it mowed at a height not to exceed four (4) inches until the commencement of construction of Improvements. The aforesaid six (6) month period may be extended with the written approval of Declarants.

         D. RIGHT TO PERFORM OWNER'S MAINTENANCE. If an Owner shall fail to perform Owner's Maintenance as aforesaid or the landscaping work in accordance with the provisions hereof, Declarants may give written notice to the Owner specifying the manner in which the Owner has failed to so perform. If such failure has not been corrected within ten (10) days after such notice, or if such work, if it cannot be completed within such ten (10) day period, has not been commenced within such period and thereafter diligently completed, Declarants may enter upon the Building Site and perform such work. Declarants by reason of their performing such work shall not be liable or responsible to the Owner for any losses or damage thereby sustained by the Owner or anyone claiming by or under the Owner except for gross negligence or wanton or willful acts. The Owner shall be liable for the cost of such work and shall promptly reimburse Declarants for such cost, together with interest calculated from the date of expenditure until repayment, at the Default Interest Rate. If the Owner shall fail to reimburse Declarants within thirty (30) days after receipt of a statement for such work from Declarants then said indebtedness shall be a debt of the Owner, and shall constitute a lien against that Building Site on which said work was performed. Such lien shall have the same attributes as the lien for changes set forth in Section VIII.A.7. hereof, and Declarants shall have identical powers and rights in all respects, including but not limited to, the right of foreclosure.

         E. MAINTENANCE EASEMENT. Declarants hereby reserves, for themselves and for their designees or employees, and for the Association, the free and unrestricted right, license and privilege to have free and unrestricted access upon and across Lincoln Commerce Center and each Building Site, and, upon reasonable notice, any Improvements thereon, for the purpose of performing any work the Declarants shall have the right to perform pursuant to the provisions of this Declaration, including but not limited to the performance of Owner's Maintenance which an Owner fails to perform. Each Owner, mortgagee, tenant or occupant of any Building Site, by accepting title thereto or an estate therein, shall be deemed to have consented to the foregoing reservations and to have granted the foregoing rights. The Declarants and the Association shall use all reasonable efforts to avoid interfering with the normal business operations of anyone occupying such Building Sites.


VII. STORM WATER FACILITIES.

         A. EASEMENTS. Easements for the retention and/or detention of water for the benefit of the Lincoln Commerce Center and the individual Building Sites are hereby declared upon those portions of the Property which are designated herein for such purpose or on the Plat of Subdivision as Private Water Detention Easements and/or Wetlands and Stormwater Management Facilities. It is understood that any such retention and/or detention areas may, in the future, be reshaped, altered, or relocated within the aforementioned easements to meet required governmental standards or engineering requirements, but no such reshaping, alteration, or relocation shall be made without the prior written approval of the Village.

         B. MAINTENANCE. It is recognized and understood that the Private Water Detention Easements and the Wetlands and Stormwater Management Facilities (the Storm Water Facilities) serve both important functional and aesthetic purposes and that their repair and maintenance are of vital concern to all parties having an interest in Lincoln Commerce Center. In order to ensure that these areas are in full and good working order, are sightly and well kept, and comply with applicable governmental regulations, they are to be considered Common Area and the responsibility for their maintenance and repair, including the cost thereof, shall be that of the Declarants. The Storm Water Facilities on any Building Site shall include any area designated Private Water Detention Easement on the Plat of Subdivision. Where necessary or advisable, said delineation may be adjusted in order to accommodate specific topographical conditions and/or the location of Improvements and, where feasible and practical, a physical demarcation should be utilized in order to facilitate recognition of the respective maintenance areas. Notwithstanding anything herein to the contrary: (i) the Owners of each Building Site shall be responsible for the maintenance, including the cost thereof, of plantings located adjacent to any pond on the Owner's Building Site; and (ii) areas designated Wetlands and Stormwater Management Facilities and Private Water Drainage Easements on the Lincoln Commerce Center Plat of Subdivision and located on a Building Site shall be maintained by the Owner thereof (said maintenance shall include, but not be limited to, keeping Storm Water Facilities clear of debris and other accumulations, insuring that the flow of storm water is not blocked or hindered, and maintaining the Storm Water Facilities in accordance with the landscaped plan for the Building Site).

         C. IMPAIRMENT. It is understood that no Owner, by either act or omission, shall do or refrain from doing any act the effect of which will impair the function and/or aesthetics of the Storm Water Facilities or any appurtenances utilized in connection therewith. Where as a result of the act or omission of an Owner, its agents, invitees, contractors, subcontractors, employees, etc., an extraordinary expense is incurred by the Association with regard to the repair or maintenance of the Storm Water Facilities, such expense shall be due and payable by the party so charged upon demand therefor, the unpaid portion of which shall accrue interest at the Default Interest Rate, and shall be a lien in the same manner as provided hereinafter in Section VIII.A.7.


VIII. ADMINISTRATION.

         A. AUTHORITY.

                  1. INITIAL CONTROL. The Association's rights, duties and obligations under this Declaration shall be administered by Declarants so long as Fifty Percent (50%) or more of the Lincoln Commerce Center is owned by Declarants. At such time as Declarants no longer owns Fifty Percent (50%) or more of the Lincoln Commerce Center, or sooner if Declarants so elects, Declarants shall cause to be established in accordance with the provisions of this Section VIII the Association with a five (5) member Board of Directors. At the time of the establishment of the Association, the Association shall take over the control of and assume all the duties and the obligations of the Declarants, all as provided for herein.

                  2. ESTABLISHMENT. At such time as the Association is established, Declarants shall designate the initial five (5) directors. Three
(3) of the initial directors shall serve for a two (2) year period and two (2) remaining initial directors shall serve for a three (3) year period. At the end of the term of the initial directors, all directors shall thereafter serve for two (2) year terms and they shall be elected by a majority vote of the Owners (as provided in subsection 6 below).

                  3. ASSOCIATION AS OWNER OF LAND. The Association shall have the right to accept and convey title in fee simple to the Common Areas or other real property located within the Lincoln Commerce Center or contiguous, adjoining or adjacent to the Lincoln Commerce Center.

                  4. OBLIGATIONS AND POWERS. The Declarants and/or the Association shall (a) provide for the enforcement of this Declaration; (b) establish policies and procedures for the review and approval of plans and specifications as required by this Declaration; (c) have the right to provide for any improvements or for the maintenance of any improvements which it reasonably deems necessary or desirable in accordance with this Declaration; (d) have the right to make whatever arrangements which it reasonably deems necessary or desirable for the security of the people and businesses in Lincoln Commerce Center; (e) otherwise establish such policies and procedures which it reasonably deems necessary or desirable in accordance with this Declaration; (f) pay for and carry liability insurance and other forms of insurance on the Common Areas, and (g) have the power (provided said power is exercised in a reasonable manner) to own personal property, formulate additional regulations and to make or grant such variances and exceptions from the provisions of this Declaration which it deems consistent with the basic objectives of the Lincoln Commerce Center. The Association will hold title to, pay real estate taxes and other taxes on the Common Areas, and maintain those areas of the Lincoln Commerce Center which are established for the common benefit of all Owners of land within the Lincoln Commerce Center, including, without limitation, all Common Areas, all entrances to the Lincoln Commerce Center and other landscape features not maintained by the Village or the Owners, all of which are hereby specifically authorized. In addition to the foregoing, the Association and/or the Declarants shall, prior to the acceptance of dedication from time to time by the appropriate governmental body or public authority or utility of all or any part or parts of the public street rights-of-way within the Lincoln Commerce Center, street lighting, water and sanitary sewer lines, and other utility facilities in the Lincoln Commerce Center, be responsible for the maintenance and repair of said improvements, including the maintenance of all landscaping and the removal of snow, from the improved nondedicated public street rights-of-way within the Lincoln Commerce Center. The Declarants and/or the Association shall also have the express power to dedicate the aforesaid improvements and facilities to any governmental authority.

                  5. MEMBERSHIP. Upon formation of the Association, each Owner of a Building Site shall be a member of the Association and each purchaser of a Building Site by acceptance of conveyance thereof, covenants and agrees to become a member of the Association. Membership in the Association shall automatically terminate upon the sale, transfer, or other disposition of a member's title ownership in a Building Site, at which time the new Owner of such title interest shall automatically become a member of the Association. No member shall have any right or power to disclaim, terminate, or withdraw from his membership in the Association or from any of its obligations as a member by non-use of the Common Areas or otherwise.

                  6. VOTING RIGHTS. The Association shall have two (2) classes of voting membership:

                  a) CLASS A. Class A members shall be all those who own Building sites within Lincoln Commerce Center except the Declarants. Each Class A member shall be entitled to one (1) vote for each forty thousand (40,000) square feet of the Property (land area) that said member owns within Lincoln Commerce Center. Fractional votes shall be determined by rounding the remainders to the nearest ten thousand (10,000) square feet and dividing the rounded number by forty thousand (40,000) (thus, votes shall be cast only in fractions divisible by .25). Where more than one party holds the particular interest or interests, the vote for such square footage shall be exercised as said Owners determine among themselves, but in no event shall more than one (1) vote be cast with respect to any forty thousand (40,000) square feet or part thereof as aforesaid.

                  b)       CLASS B.  The Class B voting members shall be the
                            Declarants. The Class B voting members shall be entitled to three (3) votes for each forty thousand (40,000) square feet of Property (Land Area) that the Declarants own within Lincoln Commerce Center. Fractional votes for the Class B voting member shall be computed in the same manner as provided hereinabove for the Class A members.

Notwithstanding anything to the contrary in this Declaration, amendments to this
Section VIII A. 6. Shall only be effective upon the unanimous written consent of all Class A voting members and all Class B voting members.

                  7. LEVYING OF ASSESSMENTS.

                  a) AUTHORITY. The Declarants and/or the Association shall have the power to levy general and special assessments and charges upon and against the Owners of the Building Sites, the Property or any portion thereof in Lincoln Commerce Center for the purpose of carrying out the obligations, duties and powers herein set forth, including any legal and other costs incurred in enforcing this Declaration in accordance with the terms hereof. Specifically, such funds received from such assessments or charges shall be expended by the Declarants or the Association for (i) the providing for, the maintaining and operating the Common Areas, including, without limitation: entrances, street rights-of-way, pathways, recreational facilities, directional and informational signs, signs identifying Lincoln Commerce Center, public area lighting, park area, wet lands, storm sewers, detention and retention areas, street medians, drainage, and any other improvements relating to the enhancement of the overall quality of Lincoln Commerce Center; (ii) the payment of real estate taxes on the Common Areas; (iii) providing for the administration and enforcement of this Declaration, including reasonable administrative staff requirements and expenses; and (iv) to fulfill any of the obligations of the Association and Declarants hereunder. Each Owner of a Building Site by the acceptance of the Deed for said Building Site, whether or not such obligation be so expressed in any such deed or other conveyance, for each Building Site owned by each Owner, together with Declarants, hereby covenants and agrees and shall be deemed to have covenanted and agreed to pay to the Association and/or the Declarants, as the case may be, all assessments and charges as are levied pursuant to the provisions of this Declaration. All assessments and charges, together with interest thereon at the Default Interest Rate if not paid when due, and the costs of collection, if any, including attorneys' fees, as herein provided, shall be charged as a continuing lien upon the Building Site against which each such charge is made. Each such assessment or charge as aforesaid, together with interest and costs thereon, shall, in addition, be the personal obligation of the Owner of such Building Site at the time the assessment or charge was levied by the Declarants or the Association. Declarants, to the extent that they own any part of the Property, shall be deemed subject to the provisions of this Section.

                  b) PROCEDURES. Commencing with the first fiscal year and for each year thereafter, the Association or the Declarants shall estimate in writing its costs of operation for the coming year and same shall be assessed and paid no more frequently than quarterly in advance by each Owner or as Declarants or the Association shall otherwise direct. Such assessment shall take into consideration the cost of or reserves for any contemplated repair, replacement, or renewal of a specified improvement upon the Common Areas or the personal property and facilities maintained by the Declarants or the Associations. If the assessment proves inadequate for any reason (including non-payment of any Owner's assessment) or proves to exceed funds reasonably needed, then the Declarants or the Association may increase or decrease the assessments payable hereunder by giving written notice thereof (together with a revised estimate) to each Owner not less than ten (10) days prior to the effective due date for the payment of the revised assessment. At least once each year, the Declarants or the Association shall deliver to each Owner a statement of actual costs for the prior year along with a reconciliation of estimated assessments with actual costs and reserves. The Association shall have the power to levy additional assessments as provided in the By-Laws of the Association. Each Owner shall be assessed for a prorata share of all assessments, such share to be determined by a fraction, the numerator of which is the number of square fee of the Property owned by the Owner, and the denominator of which is the number of total square feet of land contained in the entire Property less any portion of the Property which is dedicated to a governmental body (included but not limited to the Village), public or private streets owned by the Declarants or the Association and/or any Common Areas. Any Owner shall have the right to examine the Declarants' or the Association's records relative to any assessment, provided that reasonable notice is first given and provided that said Owner bears all costs of said examination. All assessments shall be prorated as of the date title transfers to a new Owner.

                  c) NOTICE OF ASSESSMENT. Notice of each assessment shall be given by sending a written notice by postage prepaid United States mail addressed to the last known or usual post office address of the Owner of any Building Site or by posting a brief notice of the assessment upon the Building Site itself.

                  d) NONPAYMENT OF ASSESSMENT. Any assessments or charges which are not paid within thirty (30) days after due date shall be delinquent. All delinquent assessments shall bear interest at the Default Interest Rate.

                  e) LIEN. To evidence a lien on a Building Site which is delinquent in the payment of an assessment or a charge, Declarants shall prepare a written notice of assessment lien setting forth the amount of the unpaid indebtedness, the name of the Owner of such Building Site subject to such lien and a legal description of such Building Site ("Notice"). The Notice shall be signed by one of the officers of the Declarants or the Association and shall be recorded in the Office of the Recorder of Deeds of Lake County, Illinois. Such lien for payment of charges shall attach to the affect Building Site after recording the Notice and may be enforced by all available legal methods of collection including, but not limited to, the foreclosure of such lien by Declarants in like manner as a mortgage on real property, or Declarants or the Association may institute suit against the Owner obligated to pay the assessment and/or for the foreclosure of the aforesaid lien judicially. In any foreclosure proceeding, whether judicial or not judicial, the Owner shall be required to pay the costs, expenses and reasonable attorneys' fees incurred in connection therewith. Declarants or the Association shall have the power to bid on such Building Site at foreclosure or other legal sale and to acquire, hold, lease, mortgage, convey or otherwise deal with the same. Upon the written request of any mortgagee holding a prior lien on any part of the Building Site, Declarants or the Association shall report to said mortgagee any unpaid charges or assessments remaining unpaid for longer than sixty (60) days after the same are due.

                  f) SUBORDINATION OF LIEN TO PRIOR ENCUMBRANCES. The recorded Notice evidencing the lien for any charge or assessment provided in this Declaration shall be superior to all other liens, encumbrances and charges against the Building Site, except only as against previously recorded, or for liens securing payment of taxes, special assessments and special taxes heretofore or hereafter levied by any political subdivision or municipal corporation or any state or federal taxes which by law are a lien against the interest of any such Owner prior to pre-existing recorded encumbrances; and provided further, that said recorded Notice evidencing such assessment lien shall be subordinate to the lien of a prior recorded bona fide security device, including a mortgage, trust deed or sale and leaseback encumbering said Building Site, except for such amounts which become due and payable from and after the date on which the holder of such security device either (i) takes possession of said Building Site, or
                  (ii) accepts a conveyance of any interest therein other than as security, or (iii) files suit to foreclose its security device. Declarants or the Association shall have the power to subordinate the aforesaid lien to any other lien. Such power shall be entirely discretionary with Declarants or the Association. A transfer of title shall not relieve the Building Site from the lien for any charges thereafter becoming due nor from the lien of any subsequent charges.

                  h) EXEMPT PROPERTY. All parts of the Lincoln Commerce Center dedicated to and accepted by the Village or any other public authority, or owned by the Association as Common Areas, shall be exempt from assessments, charges, and liens created under this Declaration.

                  i) BY-LAWS. Upon incorporation of the Association, the Directors shall establish appropriate By-Laws for the Association through which the Association can carry out the purposes of this Declaration.

         B. ENFORCEMENT. This Declaration shall operate as a covenant running with the land, and all provisions hereof shall be enforceable by Declarants, the Association, Village, and every Owner by proper proceedings, either in equity or at law. Further, Declarants, and the Association shall have the right to sue for and obtain an injunction, prohibitive or mandatory, to prevent the breach of or to enforce the observance of the covenants, conditions, restrictions, reservations and easements herein set forth, but the failure of the Declarants or the Association to enforce any of the covenants, conditions, restrictions, reservations or easements herein set forth, at the time of any violation, shall not be deemed to be a waiver of the rights of the Declarants or the Association to do so as to any subsequent violation. This Declaration may also be enforced by (i) suit to recover damages, (ii) suit to enforce a lien against the Owner's Building Site, or (iii) any other available remedy at law or equity. Further, Declarants and the Association are each empowered to take all immediate action it deems necessary, at the cost and expense of any Building Site Owner, to correct any violation of this Declaration relating to such Building Site, including without limitation the power to exercise the right, license, and permission to enter upon any Building Site with men, equipment, materials and other necessary articles, all without being guilty of trespass and without being subject to any liability or damages, to complete any work necessary to correct any violation of this Declaration. Reasonable care will be used in the performance of such work. In the event that Declarants or the Association deem it necessary to secure the service of an attorney to enforce any provision of this Declaration, the fee of such attorney and all other costs connected with the contemplated or actual legal proceedings shall be paid by the Owner of the Building Site which is the subject of the proceedings. Written notice of such costs shall be given to the Building Site Owner and such costs shall be reimbursed by the Building Site Owner within ten (10) days after the date of such notice. If such costs remain unpaid, they shall be considered delinquent and shall constitute a lien upon the Building Site.


IX. COMMON AREAS AND DRAINAGE FACILITIES.

         Upon the establishment of the Association, the Declarants shall convey to the Association all of its right, title and interest to the Common Areas and assign to the Association any or all of its obligations for the performance of maintenance of the Common Areas and drainage facilities.


X. RIGHT TO RE-SUBDIVIDE.

         Once a Building Site has been purchased from Declarants, its successors or assigns, such Building Site shall be considered as a single unit and further subdivision of a portion of the Building Site is prohibited unless written approval is given by Declarants or the

Association, which approval shall not be unreasonably withheld.


XI. ADDITIONAL LAND.

         Declarants, from time to time and at any time before and after it has conveyed all of the Lincoln Commerce Center, shall have the right to render other land that is adjoining to the Lincoln Commerce Center or to any other property then subject and subservient to this Declaration in all respects by executing and recording a supplement to this Declaration containing: A legal description of the land to be added; a statement that Declarants is the record owner in fee simple of such land, or in lieu thereof; a statement that all other persons, firms or corporations having an interest in such land have joined in such supplement; a statement of the additional restrictions or burdens to which such land shall be subjected, if any; and a statement of the restrictions, burdens or provisions of this Declaration which shall be applicable to such land in modified form, if any. Following the execution, delivery and recording of such supplement, but subject to its terms, such land and the then and future owners, tenants, mortgagees and other occupants of all or any part thereof shall in all respects be fully subject to this Declaration and all rights, privileges, obligations, duties, liabilities, responsibilities, burdens and restrictions contained herein, including but not limited to, the obligation for payment of assessments, as though such land had originally been included in and subject to this Declaration.


XII. DURATION OF RESTRICTIONS.

         Each of the conditions, covenants, restrictions, reservations and easements herein contained shall continue and be binding upon Declarants and upon its successors and assigns and upon each of them, and all parties and persons claiming under Declarations for a term of fifty (50) years from the date this Declaration is recorded, after which time it shall automatically extend for successive periods of five (5) years unless an instrument has been recorded signed by all the then Owners of all of the Building Sites, agreeing to terminate this Declaration.


XIII. APPOINTMENT OF SUCCESSOR TO DECLARANTS.

         If Declarants transfers or leases all or substantially all of their then interest in and to the Property in a single transaction (which transfer shall be deemed to include a transfer resulting from foreclosure or deed in lieu of foreclosure), all of Declarants' rights under this Declaration may be assigned to and assumed by such transferee or lessee. The Declarants may, at any time, transfer all of their rights, duties and obligations under this Declaration to the Association. Such transfer shall be effective and binding upon the Association as of the day it is notified of such transfer. The foregoing transfers and assignments shall be evidenced by signed and acknowledged written declarations recorded in the Office of the Recorder of Deeds for Lake County, Illinois. In the event Declarants or their duly designated successors shall no longer possess a fee simple interest in the Property, the rights and obligations of Declarants shall devolve to the Association.


XIV. RESERVATION OF EASEMENTS FOR UTILITIES.

         Non-exclusive Easements for the benefit of Declarants are hereby declared in the designated set back areas between the building lines (designated on the Flat of Subdivision or in Village ordinances) and the boundaries of individual Building Sites as may be necessary or convenient for the purpose of erecting, constructing, maintaining, and operating utility services over, across, under and through the Property (including but not limited to public service wiring, conduits or lighting, power and telephone lines, gas lines, sanitary sewer, storm sewer and water). Said easement, at Declarants' election, may be assigned to the Village, the Association and/or appropriate public agencies and utilities. No Buildings may be located upon said easement but, subject to the limitations of Village ordinances and this Declaration, landscaping, parking and access drives may be located thereon.


XV. CERTIFICATE OF COMPLIANCE.

         Upon payment of a reasonable fee and upon written request of any Owner, mortgagee, tenant or occupant, either current or prospective, of a Building Site, Declarants shall issue an acknowledged certificate in recordable form setting forth the amount of any unpaid charges, if any, and setting forth generally whether or not said Owner is, to the best knowledge of Declarants, in violation of any of the terms and conditions of this Declaration. Such statement shall be furnished by Declarants within a reasonable time, but not to exceed twenty (20) days from the receipt of a written request for such written statement. If Declarants fails to furnish such statement within said twenty (20) days, it shall be conclusively presumed that there are no unpaid charges relating to the Building Site as to which the request was made, and that said Building Site is in conformance with all of the terms and conditions of this Declaration.


XVI. RULE AGAINST PERPETUITIES.

         If and to the extent that any of the covenants herein would otherwise be unlawful or void for violation of (a) the rule against perpetuities, (b) the rule restricting restraints on alienation, or (c) any other applicable statute or common law rule analogous thereto or otherwise imposing limitations upon the time for which such covenants may be valid, then the provision concerned shall continue and endure only until the expiration of a period of twenty-one (21) years after the death of the last to survive of the class of persons consisting of all of the lawful descendants of President George Bush, living at the date of this Declaration.


XVII. DECLARANTS' AGENT.

         The Declarants may appoint an agent to act in their stead for any or all purposes provided for herein, including but not limited to the granting of all approvals and consents of the Declarants as required herein, the assessing, billing and collection of all charges and assessments including the imposition of liens, and the acceptance of service and notices provided for herein. The Declarants' appointment of said agent or any change, modification, limitation or termination thereof shall be made by a written notice to all the Owners, sent by U.S. Mails, by certified mail, return receipt requested.


XVIII. MISCELLANEOUS.

         A. PARTIAL INVALIDITY. Invalidation of any portion of this Declaration by judgment or court order shall in no way affect any of the other portions, all of which shall remain in full force and effect.

         B. INTERPRETATION. This Declaration shall be interpreted for the mutual benefit and protection of the Owners and tenants of the Lincoln Commerce Center and in furtherance of the basic goals of this Declaration. Any discrepancy, conflict or ambiguity which may be found herein shall be resolved and determined by Declarants and, in the absence of an adjudication by a court of competent jurisdiction to the contrary, such resolution and determination shall be final.

         C. CAPTIONS. The captions and organizational numbers and letters appearing in this Declaration are inserted only as a matter of convenience and neither in any way define, limit, construe or describe the scope or intent of this Declaration nor in any way modify or affect this Declaration.

         D. GOVERNING LAW. This Declaration and the rights of the Owners of the Lincoln Commerce Center hereunder shall be governed by the laws of the State of Illinois.

         E. LIMITATION OF LIABILITY. Neither Declarants nor their agents or employees nor any disclosed or undisclosed principals of Declarants shall have any liability hereunder after they cease to hold title to all or substantially all of the Property, except for obligations as the owner of one or more Building Sites. Neither Declarants or the Association nor their agents or employees nor any disclosed or undisclosed principals of Declarants shall have any personal liability with respect to any of the provisions of this Declaration or the Property, or shall they be liable in damages or otherwise to anyone submitting Plans and Specifications for approval or making any other request of Declarants, or to any Owner, tenant or subtenant of Property in the Lincoln Commerce Center, by reason of any mistake in judgment, or any negligence or nonfeasance arising out of or in connection with (i) the approval or disapproval, or failure to approve or disapprove, any Plans and Specifications or other request; (ii) the enforcement or failure to enforce the terms of this Declaration; and (iii) the administration of this Declaration; and anyone who submits Plans and Specifications or any request to Declarants for approval, by the submission of such Plans and Specifications or request, and the Owner, tenant, mortgagee or subtenant, by acquiring title to or an interest in any Building Site or interest whatsoever in the Property or any part thereof, agrees, to the extent permitted by law, not to bring any action or suit to recover from any such damages against Declarants. Further, if Declarants is in breach or default with respect to Declarants' obligations under this Declaration or otherwise, any interested party shall look solely to the equity of Declarants in the Property for the satisfaction of any obligation of liability.

         F. AMENDMENTS. The Declarants and/or the Association shall have and they are hereby granted the power to amend, modify, or otherwise alter this Declaration and each and all of the terms and provisions hereof and each and all of the rules, covenants, easements, agreements, and restrictions herein contained, at any time and from time to time; provided however if the Association has been established, then such action must be recommended by the Board of Directors and approved by the affirmative vote of 75% of the votes of the Owners (as provided by Section VIII A. 6.), subject to the limitation that such action shall not cause the Common Areas, or any part thereof, to be in noncompliance with any zoning ordinance or other applicable law or governmental regulation. The Declarants and/or the Association hereby reserves the right to amend this Declaration at any time for the purpose of correcting clerical errors or clarification of the terms of the Declaration without the consent or approval of the Board of Directors, the Owners or any other party, provided said amendments do not constitute a material and substantial change to the Declaration. Anything herein to the contrary notwithstanding, no changes or amendments to this Declaration which would affect the rights reserved herein to the Village shall be effective without the prior written approval of the Corporate authorities.

         G. RECAPTURE AND VILLAGE CHARGES. Nothing contained in this Declaration shall in any manner limit the right of the Declarants to enter into and enforce Recapture Agreements with the Village or any other governmental authorities having jurisdiction over the subject matter of such Agreements.

         H. NOTICES. Any notice required or desired to be given under this Declaration shall be in writing and shall be deemed to have been properly served when delivered in person and receipted for or after deposit in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed to an Owner, at its last known address as shown on the records of the Declarants or the Association, at the address to which assessments are mailed. All notices to the Declarants shall be sent in the manner as aforesaid to:

         TMA Group Development Corporation
         145 E. Algonquin Road
         Arlington Height, Illinois  60005

or at such other place or party as the Declarants may indicate by an amendment to this Declaration properly recorded with the Recorder of Deed of Lake County.

         I. DELAY IN PERFORMANCE - FORCE MAJEURE. If the performance of any act or obligation under this Declaration is prevented or delayed by an act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, mob violence, sabotage, malicious mischief, inability to procure or general shortage of labor, equipment or facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action or labor union, condemnation, threatened condemnation, requisitions, laws, orders of government or civil or military or naval authorities or any other cause whether similar or dissimilar to the foregoing not within the reasonable control of the person required to perform such act or obligation, then such person shall be excused from the performance of such act or obligation for so long as such person is so prevented or delayed by reason thereof. This force majeure provision shall apply to Declarants, the Association and each Owner's obligations hereunder except those that require the payment of money.

         J. BINDING EFFECT OF DECLARATION. All the rights, covenants, agreements, reservations, restrictions and conditions herein contained shall run with the land and shall inure to the benefit of and be binding upon Declarants and each subsequent holder of any interest in any portion of the Property and their grantees, heirs, successors, personal representatives and assigns with the same full force and effect for all purposes as though set forth at length in each and every conveyance of the Property or any part thereof. Reference in the respective deeds of conveyance, or in any mortgage or trust deed or other evidence of obligation, to the easements and covenants herein described shall be sufficient to create and reserve such easements and covenants to the respective grantees, mortgagees or trustees of such parcels as fully and completely as though said easements and covenants were fully recited and set forth in their entirety in such documents.

         K. CONFLICTS. If Declarants obtain a zoning variance with regard to any portion of the Property in which Declarants hold record title and such zoning variance provides for less restrictive standards than the standards set forth in this Declaration, then the provisions of such zoning variance shall apply to that portion of the Property so affected and the provisions of this Declaration as to such standards shall be unenforceable by any other Owner with regard to such portion of the Property.

         L. RIGHTS OF THE VILLAGE. In addition to any rights, powers or easements granted to the Village elsewhere in this Declaration, the Village shall have the rights, powers and easements set forth in this Section.

                  1. ENTRY UNTO THE PROPERTY. The Village has the right to enter upon, on, and over areas utilized for Storm Water Facilities, Wetlands and Stormwater Management Facilities, Private Water Detention Easements, Common Areas, driveways, entrances and other property used for ingress and egress to the Property and/or to a Building Site to determine whether any of the said areas are in violation or not in conformity with applicable restrictions, regulations and covenants of this Declaration.

                  2. NOTICE BY VILLAGE. If the Village reasonably determine that any of the above areas are in violation or not in conformity with this Declaration, the Village may give the Association, the Declarants and/or an Owner written notice of such determination. The notice which the Village shall give shall be in writing and shall permit the Association, the Declarants, or the Owner, as the case may be, not less than thirty (30) days to cure the violation. Provided, however that if an emergency exists requiring immediate intervention by the Village, the Village shall have the right to make emergency repairs or take emergency action without providing written notice, but may, if time permits, give oral notice.

                  3. FAILURE TO CORRECT. If the Association, the Declarant, or an Owner fails to perform any required act or to desist from taking a prohibited act within the time permitted under this Declaration, or in the absence of such specific time, within thirty (30) days after receiving above described notice of the determination, the Village shall have the right to perform or cause to be performed such maintenance or other action or operations necessary to correct the violation, to abate the prohibited act, to fulfill the conditions of this Declaration or to bring the Property into compliance with such restrictions, regulations and covenants as are being ignored or violated.

                  4. RIGHT OF REIMBURSEMENT. If the Village performs such services or has such services performed, it shall be entitled to complete reimbursement by the Association, the Declarants, or an Owner, as the case may be, and, if not paid within thirty (30) days after an invoice therefor is given, may place a lien upon the Property or the Building Site affected, in an amount equal to the sum owed. Further, the Village shall have the right to enforce compliance with the provisions of this Section by injunction or other legal proceedings and to recover damages and costs of reasonable attorneys' fees which may arise thereby.

                  5. GENERAL. The rights of the Village to enforce the provisions of this Declaration, as set forth in this Section, may not be amended by the Declarants, Association or the Owners without the written permission of the Village. The Village shall not be obligated to enforce the provisions of this Declaration, but may do so at its sole discretion.


XIX. TRUSTEE'S EXCULPATION.

         A. Trust No. 113790. Anything herein to the contrary notwithstanding, each and all of the representations, covenants, undertakings and agreements herein made on the part of Declarant Trust No. 113790, while in form purporting to be the representations, covenants, undertakings and agreements of said Declarant, are nevertheless each and every one of them made and intended not as personal representations, covenants, undertakings and agreements by Declarant or for any other purpose or intention other than the limited purpose of binding only that portion of the trust property specifically described herein, and this instrument is executed and delivered by LaSalle National Bank, not in its own right, but solely in the exercise of the powers conferred upon it as Trustee of Trust No. 113790, and that no personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against Declarant or LaSalle National Bank on account of this instrument or on the account of any representation, covenant, undertaking, or agreement of said Declarant in this instrument contained, either expressed or implied, all such personal liability, if any, being expressly waived and released.

         B. Trust No. 113097. Anything herein to the contrary notwithstanding, each and all of the representations, covenants, undertakings and agreements herein made on the part of Declarant Trust No.113097, while in form purporting to be the representations, covenants, undertakings and agreements of said Declarant, are nevertheless each and every one of them made and intended not as personal representations, covenants, undertakings and agreements by Declarant or for any other purpose or intention other than the limited purpose of binding only that portion of the trust property specifically described herein, and this instrument is executed and delivered by LaSalle National Bank, not in its own right, but solely in the exercise of the powers conferred upon it as Trustee of Trust No. 113097, and that no personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against Declarant or LaSalle National Bank on account of this instrument or on the account of any representation, covenant, undertaking, or agreement of said Declarant in this instrument contained, either expressed or implied, all such personal liability, if any, being expressly waived and released.

                  IN WITNESS WHEREOF, the undersigned have caused these presents to be duly executed under seal this 8th day of September 1989.


                                   DECLARANTS:

                                   LA SALLE NATIONAL BANK, not
                                   personally but as Trustee
                                   under Trust Agreement dated
                                   November 1, 1988 and known
                                   as Trust No. 113790
ATTEST:




/s/ Rosemary Collins               By /s/ Corrine Bek
-------------------------------       --------------------------------
    Assistant Secretary               Its Assistant Vice President
                                          ----------------------------
[SEAL]

                                   LA SALLE NATIONAL BANK, not
                                   personally but as Trustee
                                   under Trust Agreement dated
                                   March 15, 1988 and known as
ATTEST:                            No. 113097



/s/ Rosemary Collins               By /s/ Corrine Bek
-------------------------------       --------------------------------
    Assistant Secretary               Its Assistant Vice President
                                          ----------------------------

[SEAL]

STATE OF ILLINOIS                                   )
                                                    )SS
COUNTY OF COOK                                      )

         I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that Corinne Bek, Assistant Vice President of LaSalle National Bank, a national banking association, and Rosemary Collins, Assistant Secretary of said national banking association, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Asst Vice President and Asst Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary acts, and as the free and voluntary act of said national banking association, as the Trustee for Trust #113790, for the uses and purposes therein set forth; and the said Asst Secretary did also then and there acknowledge that she, as custodian of the corporate seal of said national banking association, did affix the said corporate seal of said national banking association to said instrument as her own free and voluntary act, and as the free and voluntary act of said national banking association, as Trustee, for the uses and purposes therein set forth, pursuant to the authority granted them under the said Trust Agreement.

         Given under my hand and official seal this 8th day of September 1989.


                                  /s/ Harriet Deniszwicz
                                  --------------------------------------
                                  Notary Public


My commission expires:
                       ----------------------------------------
                                                                   [SEAL]


The Common Address of this Property is:

         Peterson Road on the North, the Wisconsin Central Railroad Right of Way on the East, Winchester Road on the South and proposed Harris Road on the West.

STATE OF ILLINOIS                                   )
                                                    )SS
COUNTY OF COOK                                      )

         I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that Corinne Bek, Assistant Vice President of LaSalle National Bank, a national banking association, and Rosemary Collins, Asst Secretary of said national banking association, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Asst Vice President and Asst Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary acts, and as the free and voluntary act of said national banking association, as the Trustee for Trust #113097, for the uses and purposes therein set forth; and the said Asst Secretary did also then and there acknowledge that she, as custodian of the corporate seal of said national banking association, did affix the said corporate seal of said national banking association to said instrument as her own free and voluntary act, and as the free and voluntary act of said national banking association, as Trustee, for the uses and purposes therein set forth, pursuant to the authority granted them under the said Trust Agreement.

         Given under my hand and official seal this 8th day of September, 1989.



                                  /s/ Harriet Deniszwicz
                                  --------------------------------------
                                  Notary Public


My commission expires:
                       ----------------------------------------
                                                                   [SEAL]


This Document has been prepared by:
Harvey X. Koloms
Attorney at Law
145 East Algonquin Road
Arlington Heights, Illinois  60005

The Permanent Real Estate Tax Index Numbers affecting this Property are as follows:

10-12-400-003-0021
10-12-400-011-0021
10-13-200-040-0010
10-13-200-040-0011
10-12-400-012-0021
10-12-400-006-0021
10-12-300-004-0021
10-13-200-039-0021

                                   Exhibit A
                                   ---------

                               Legal Description


Owned by La Salle National Bank, as Trustee under Trust Agreement dated March 15, 1988 and known as Trust No. 113097:

         Lot 1 of Block 1 of Lincoln Commerce Center, being a subdivision of parts of the Southwest 1/4 and the Southeast 1/4 of Section 12, and of the Northeast 1/4 of Section 13, all in Township 44 North, Range 10, East of the Third Principal Meridian, in Lake County, Illinois.


Owned by La Salle National Bank, as Trustee under Trust Agreement dated November 1, 1988 and known as Trust No. 113790:

         Lot 2 and 3 of Block 1, Block 2 and Outlot A and B of Lincoln Commerce Center, being a subdivision of parts of the Southwest 1/4 and the Southeast 1/4 of Section 12, and of the Northeast 1/4 of Section 13, all in Township 44 North, Range 10, East of the Third Principal Meridian, in Lake County, Illinois.

                              ESTOPPEL CERTIFICATE


         The undersigned, ALLSCRIPS PHARMACEUTICALS, INC., an Illinois Corporation, hereby certifies that it is the Tenant under a certain Lease Agreement dated the _________ day of October 1996 with AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust Agreement dated May 15, 1994, and known as Trust Number MP-012430, as the Landlord, which Lease Agreement leases to Tenant, 61,266 square feet of office/warehouse space (hereinafter referred to as Leased Premises) at Concepts II Building, Libertyville, Illinois (hereinafter referred to as Building).

         The Tenant hereby further certifies as to the following:

         1. That the Lease is in full force and effect and has not been modified, altered, or amended;

         2. That possession of the Leased Premises has been accepted by the Tenant on April 1, 1997;

         3. That the Term of the Lease commenced on April 1, 1997, and ends on June 30, 2004;

         4.       That the Rentable Square Feet of the Leased Premises are
61,266;

         5. That the Fixed Rent payable by Tenant for the entire Term is $3,628,587.18 payable in 87 Monthly Payments As Follows:

         4/1/97 to 3/31/98          $38,546.53
         4/1/98 to 3/31/99          $39,510.20
         4/1/99 to 3/31/00          $40,497.96
         4/1/00 to 3/31/01          $41,510.41
         4/1/01 to 3/31/02          $42,548.17
         4/1/02 to 3/31/03          $43,611.88
         4/1/03 to 3/31/04          $44,702.18
         4/1/04 to 6/30/04          $45,819.74;

         6. That the Tenant is obligated to pay 76.85% of the Taxes and Operating Expenses of the Building, as Additional Rent;

         7. That the Tenant has accepted, and is in possession of, the Leased Premises; that any Tenant Improvements to the Leased Premises, required by the terms of the Lease to be made by the Landlord, have been completed to the satisfaction of the Tenant;

         8. That there are no payments, credits, or concessions required to be made or granted by Landlord to Tenant in connection with the Lease which have not been paid or fulfilled, so that the Landlord has no obligations or liabilities with respect thereto;

         9. That no Rental or any other charges due under the Lease have been paid more than thirty (30) days in advance of the date hereof, other than a security deposit in the amount of $500,000, in the form of a letter of credit, reducing or eliminated under certain circumstances;

         10. That the Lease, the Leased Premises or any portion thereof, have not been assigned or sublet, by operation of law or otherwise;

         11. That there has been no Event of Default or breach under the Lease, by either the Tenant or the Landlord, and that no event has occurred which, with the giving of Notices, or the passage of time, or both, could result in an Event of Default or breach under the Lease;

         12. That the Tenant, as of the date hereof, does not have any right, charge, claim, lien, or right of set-off, under the Lease and/or against the Landlord, other than as stated in the Lease;

         13.      That this Lease consists of 31 Pages and the following
Exhibits:

                  Exhibit A - Legal Description
                  Exhibit B - Site Plan
                  Exhibit C - Tenant Plans
                  Exhibit D - Contract Prices and Estimates
                  Exhibit E - Protective Covenants
                  Exhibit F - Estoppel Certificate;

         14. That there are no agreements between the Landlord and the Tenant other than as stated and provided in the Lease and its Exhibits;

         15. That exceptions to the above statements 1 to 14 are set forth hereinafter (if none, state none):

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
and;

         16.      That this certificate is being made to:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
and said party may rely on the truthfulness of the statements set forth herein.



This Estoppel Certificate is dated this _____ day of ___________ ____.

                                     TENANT:
                                     ALLSCRIPS PHARMACEUTICALS, INC., an
                                     Illinois Corporation



-------------------------            -----------------------------------------
Secretary                                            President

                                      -2-

                                    EXHIBIT F